UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a−101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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American Public Education, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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AMERICAN PUBLIC EDUCATION INC.
111 W. Congress Street
Charles Town, West Virginia 25414

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2011 Annual Meeting of Stockholders will be held on May 6, 2011, at 7:30 a.m. local time, at the Hyatt at The Bellevue, 200 South Broad Street, Philadelphia, Pennsylvania 19102 for the following purposes:

1.           to elect seven members of the Board of Directors;

2.           to approve the American Public Education, Inc. 2011 Omnibus Incentive Plan;

3.           to hold an advisory vote on the compensation of our named executive officers as disclosed in our proxy statement for the 2011 Annual Meeting;

4.           to hold an advisory vote on the frequency of future advisory votes on the compensation of our named executive officers;

5.           to ratify the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2011; and

6.           to consider any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof.

Each outstanding share of American Public Education, Inc. common stock (NASDAQ: APEI) entitles the holder of record at the close of business on March 11, 2011, to receive notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

We are pleased to take advantage of Securities and Exchange Commission rules that allow us to furnish our proxy materials and our annual report to stockholders on the Internet. We believe that posting these materials on the Internet enables us to provide stockholders with the information that they need more quickly, while lowering our costs of printing and delivery and reducing the environmental impact of our Annual Meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, WE URGE YOU TO VOTE YOUR SHARES BY INTERNET, TELEPHONE, OR BY SIGNING, DATING AND RETURNING THE PROXY CARD YOU WILL RECEIVE IF YOU REQUEST PRINTED MATERIALS. IF YOU CHOOSE TO ATTEND THE ANNUAL MEETING, YOU MAY STILL VOTE YOUR SHARES IN PERSON, EVEN THOUGH YOU HAVE PREVIOUSLY VOTED OR RETURNED YOUR PROXY BY ANY OF THE METHODS DESCRIBED IN OUR PROXY STATEMENT. IF YOUR SHARES ARE HELD IN A BANK OR BROKERAGE ACCOUNT, PLEASE REFER TO THE MATERIALS PROVIDED BY YOUR BANK OR BROKER FOR VOTING INSTRUCTIONS.

ALL STOCKHOLDERS ARE EXTENDED A CORDIAL INVITATION TO ATTEND THE MEETING.

By Order of the Board of Directors

Dr. Wallace E. Boston, Jr.
President and Chief Executive Officer
March 22, 2011

AMERICAN PUBLIC EDUCATION INC.
111 W. Congress Street
Charles Town, West Virginia 25414

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 6, 2011

This Proxy Statement (the “Proxy Statement”) and the accompanying proxy are furnished to the stockholders of American Public Education, Inc. (hereinafter, “we” “us” “American Public Education” and the “Company”) in connection with the solicitation of proxies by the Board of Directors (the “Board”), to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment or postponement of the Annual Meeting, which will be held at 7:30 a.m. local time on May 6, 2011, at the Hyatt at The Bellevue, 200 South Broad Street, Philadelphia, Pennsylvania 19102, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board has made this Proxy Statement and the accompanying Notice of Annual Meeting available on the Internet. The Company mailed a Notice of Internet Availability of Proxy Materials to each of the Company’s stockholders entitled to vote at the Annual Meeting on or about March 22, 2011.

ABOUT THE ANNUAL MEETING

Purpose of the Annual Meeting

The purpose of the Annual Meeting is for our stockholders to consider and act upon the proposals described in this Proxy Statement and any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof. Management is presently aware of no other business to come before the Annual Meeting. In addition, management will report on the performance of American Public Education and respond to questions from stockholders.

Proposals to be Voted Upon at the Annual Meeting

At the Annual Meeting, our stockholders will be asked to consider and vote upon the following five proposals:

●
Proposal No. 1: To elect seven directors to the Board, each of whom will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

●	Proposal No. 2: To adopt the American Public Education, Inc. 2011 Omnibus Incentive Plan (the “2011 Omnibus Incentive Plan” or the “2011 Plan”).

●	Proposal No. 3: To approve, by advisory vote, the compensation of our named executive officers as disclosed in these proxy materials.

●	Proposal No. 4: To recommend, by advisory vote, the frequency of future advisory votes on the compensation of our named executive officers.

●
Proposal No. 5: To ratify the selection of McGladrey & Pullen, LLP (“McGladrey & Pullen”) as American Public Education’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

In addition, any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof will be considered. Management is presently aware of no other business to come before the Annual Meeting.

Recommendation of the Board

The Board recommends that you vote FOR each of the nominees to the Board (Proposal 1); FOR the adoption of the 2011 Omnibus Incentive Plan (Proposal 2); FOR the approval of the compensation of our named executive officers (Proposal 3); in favor of future executive compensation votes EVERY YEAR (Proposal 4); and FOR the ratification of the appointment of McGladrey & Pullen as our independent registered public accounting firm for the fiscal year ending December 31, 2011 (Proposal 5).

Important Notice Regarding The Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 6, 2011

Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission, we have elected to provide stockholders access to our proxy materials over the Internet. Accordingly, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) on March 22, 2011 to all of our stockholders as of the close of business on March 11, 2011 (the “Record Date”). The Notice includes instructions on how to access our proxy materials over the Internet and how to request a printed copy of these materials. In addition, by following the instructions in the Notice, stockholders may request to receive proxy materials in printed form by mail or electronically by e−mail on an ongoing basis.

Choosing to receive your future proxy materials by e-mail will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Our Annual Report to Stockholders and this Proxy Statement are available at http://www.amstock.com/ProxyServices/ViewMaterials.asp?CoNumber=15611.

Voting at the Annual Meeting

Stockholders will be entitled to vote at the Annual Meeting on the basis of each share held of record at the close of business on the Record Date.

If on the Record Date you hold shares of our common stock that are represented by stock certificates or registered directly in your name with our transfer agent, American Stock Transfer & Trust Company (“AST”), you are considered the stockholder of record with respect to those shares, and AST is sending these proxy materials directly to you on our behalf. As a stockholder of record, you may vote in person at the meeting or by proxy. Whether or not you plan to attend the Annual Meeting in person, you may vote by Internet by following the instructions on the Notice. If you request printed copies of the proxy materials by mail, you may also vote by signing and submitting your proxy card or by submitting your vote by telephone. Whether or not you plan to attend the Annual Meeting, we urge you to vote by way of the Internet, by telephone, or by filling out and returning the proxy card you will receive upon request of printed materials. If you submit a proxy but do not give voting instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board stated in this Proxy Statement. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (1) delivering a written notice of revocation addressed to American Public Education, Inc., Attn: Corporate Secretary, 111 W. Congress Street, Charles Town, West Virginia 25414, (2) a duly executed proxy bearing a later date, (3) voting again by Internet or by telephone, or (4) by attending the Annual Meeting and voting in person. Your last vote or proxy will be the vote or proxy that is counted. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

If on the Record Date you hold shares of our common stock in an account with a brokerage firm, bank, or other nominee, then you are a beneficial owner of the shares and hold such shares in street name, and these proxy materials will be forwarded to you by that organization. As a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote the shares held in their account, and the nominee has enclosed or provided voting instructions for you to use in directing it how to vote your shares. The nominee that holds your shares, however, is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you bring a letter from your broker, bank or other nominee confirming your beneficial ownership of the shares to the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote by following the voting instructions provided to you to ensure that your vote is counted.

If you are a beneficial owner and do not vote, and your broker, bank or other nominee does not have discretionary power to vote your shares, your shares may constitute “broker non−votes”. Shares that constitute broker non−votes will be counted for the purpose of establishing a quorum at the Annual Meeting. Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. If you receive more than one Notice, it is because your shares are registered in more than one name or are registered in different accounts. Please follow the instructions on each Notice received to ensure that all of your shares are voted.

A list of stockholders of record as of the Record Date will be available for inspection during ordinary business hours at our offices located at 111 W. Congress Street, Charles Town, West Virginia 25414, from April 26, 2011 to the date of our Annual Meeting. The list will also be available for inspection at the Annual Meeting.

Quorum Requirement for the Annual Meeting

The presence at the Annual Meeting, whether in person or by valid proxy, of the persons holding a majority of shares of common stock outstanding on the Record Date will constitute a quorum, permitting us to conduct our business at the Annual Meeting. On the Record Date, there were 18,630,790 shares of common stock outstanding, held by 363 stockholders of record. Abstentions (i.e., if you or your broker mark “ABSTAIN” on a proxy) and “broker non−votes” will be considered to be shares present at the meeting for purposes of a quorum. Broker non−votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal and generally occur because the broker (1) does not receive voting instructions from the beneficial owner and (2) lacks discretionary authority to vote the shares. Brokers and other nominees have discretionary authority to vote on ratification of our independent public accounting firm for clients who have not provided voting instructions. However, without voting instructions from their clients, they cannot vote on “non−routine” proposals, including the election of directors, the authorization of equity compensation plans, and matters related to executive compensation.

Required Votes

Election of Directors. The election of directors requires a plurality of the votes cast for the election of directors; accordingly, the seven directorships to be filled at the Annual Meeting will be filled by the seven nominees receiving the highest number of votes. Broker non−votes and abstentions are not taken into account in determining the outcome of this proposal because only a plurality of votes actually cast is required to elect a director.

Adoption of the 2011 Omnibus Incentive Plan, the ratification of our independent public accounting firm and the advisory vote on executive compensation. Approval of the proposals to adopt the 2011 Plan and ratify the audit committee’s appointment of McGladrey & Pullen as our independent registered public accounting firm for the fiscal year ending December 31, 2011, and the advisory vote on compensation of our named executive officers, requires the affirmative vote of the holders of at least a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote. Broker non-votes are not taken into account in determining the outcome of these proposals, and abstentions will have the effect of a vote against these proposals.

Frequency of future advisory vote on executive compensation. The proposal on the frequency of future advisory votes on compensation of our named executive officers permits stockholders to select among several alternatives, and it is possible that no one choice will receive a majority vote. Because this vote is merely advisory, the Board will consider but is not bound by its outcomes. While the Board is making a recommendation with respect to this proposal, stockholders are being asked to vote on the choices specified on the proxy card, and not whether they agree or disagree with the Board’s recommendation.

Solicitation of Proxies

We will bear the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock. We may solicit proxies by mail, personal interview, telephone or via the Internet through our officers, directors and other management employees, who will receive no additional compensation for their services. We have engaged Georgeson Inc. to assist us with the solicitation of proxies, and we expect to pay $15,250 for their services plus out-of-pocket expenses incurred during the course of their work.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

The Board has adopted Corporate Governance Guidelines (the “Guidelines”), a Code of Business Conduct and Ethics (the “Code of Ethics”), and a Policy for Related Person Transactions as part of our corporate governance practices and in accordance with rules of the Securities and Exchange Commission (the “SEC”) and the listing standards of The NASDAQ Stock Market (“NASDAQ”).

Corporate Governance Matters

The Guidelines set forth a framework to assist the Board in the exercise of its responsibilities. The Guidelines cover, among other things, the composition and certain functions of the Board, director independence, stock ownership by our non−employee directors, management succession and review, Board committees, the selection of new directors, and director expectations.

The Code of Ethics covers, among other things, compliance with laws, rules and regulations, conflicts of interest, corporate opportunities, confidentiality, protection and proper use of company assets, and the reporting process for any illegal or unethical conduct. The Code of Ethics is applicable to all of our officers, directors and employees, including our Chief Executive Officer and our Chief Financial Officer. The Code of Ethics includes provisions that are specifically applicable to our Chief Executive Officer, Chief Financial Officer and other Principal Officers (as defined in the Code of Ethics).

Any waiver of the Code of Ethics for our directors, executive officers or Principal Officers may be made only by our Board and will be promptly disclosed as may be required by law, regulation or rule of the SEC or NASDAQ listing standards. If we amend our Code of Ethics or waive the Code of Ethics with respect to our Chief Executive Officer, Chief Financial Officer or other Principal Officer, we will post the amendment or waiver on our corporate website.

The Guidelines and Code of Ethics are each available in the Corporate Governance section of our corporate website, which is located at www.americanpubliceducation.com. The Guidelines, Code of Ethics, and Policy for Related Person Transactions are reviewed periodically by our nominating and corporate governance committee, and changes are recommended to our Board for approval as appropriate.

Certain Relationships and Related Person Transactions

Policies and Procedures for Related Person Transactions

Effective as of the date of our initial public offering, our Board adopted the Code of Ethics, pursuant to which our executive officers, directors and principal stockholders, including their immediate family members and affiliates, are not permitted to enter into a related person transaction with us without the prior consent of our nominating and corporate governance committee, or other independent committee of our board of directors. Any request for us to enter into a related person transaction with an executive officer, director, principal stockholder or any of such persons’ immediate family members or affiliates must first be presented to our nominating and corporate governance committee for review, consideration and approval. A related person transaction is a transaction in which the Company is or will be a participant and in which a related person has or will have a direct or indirect material interest, other than (i) a transaction involving $120,000 or less when aggregated with all related transactions, (ii) a transaction involving compensation to an executive officer that is approved by the Board or the compensation committee, (iii) a transaction involving compensation to a director or director nominee that is approved by the Board, the compensation committee or the nominating and corporate governance committee, and (iv) any other transaction that is not required to be reported pursuant to Item 404(a) of Regulation S−K under the Securities Exchange Act of 1934. All of our directors, executive officers and employees are required to report to our nominating and corporate governance committee any such related person transaction. In approving or rejecting the proposed agreement, our nominating and corporate governance committee shall consider the facts and circumstances available and deemed relevant to the nominating and corporate governance committee, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. Our nominating and corporate governance committee shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our nominating and corporate governance committee determines in the good faith exercise of its discretion. Under the policy, if we should discover related person transactions that have not been approved, the nominating and corporate governance committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction.

Related Person Transactions

There were no related person transactions in 2010 that required that the transaction be presented to the nominating and corporate governance committee.

Stock Ownership Guidelines

In March 2011, to further align the interest of our executive officers and directors with the interest of our stockholders, and after evaluation of best practices and consultation by the compensation committee with Towers Watson, its independent consultant, the Board implemented stock ownership guidelines applicable to our executive officers and directors.  Each executive officer is expected to hold shares of common stock with an aggregate value greater than or equal to a multiple of the executive officer’s base salary as set forth below:

1.	The Company’s Chief Executive Officer – six times base salary;

2.	The Company’s Executive Vice Presidents – two times base salary; and

3.	The Company’s Senior Vice Presidents – one times base salary.

Each of the Company’s non-employee directors is expected to hold shares of Common Stock with an aggregate value greater than or equal to at least three times the amount of the annual retainer paid to non-employee directors for service on the Board, excluding additional committee retainers, if any.

Under the stock ownership guidelines, common stock held directly, including shares of common stock held in a separate brokerage account or in a 401(k) account, and common stock held indirectly (e.g., by a spouse, minor dependent, or a trust for the benefit of the executive or director, or the executive’s or director’s spouse or minor dependent), count toward satisfaction of the levels set forth in the guidelines.  For purposes of the guidelines, the “value” of the common stock is based on the closing price of the common stock on the day on which a determination under the guidelines is being made.  The determination of compliance with the guidelines will be measured annually on the last business day of each year.

Our executives and non-employee directors are expected to comply these guidelines within five years of the later of March 2, 2011 (the date of adoption of the guidelines) and the date the person first became an executive or non-employee director, as applicable. If an executive officer has not achieved the stock ownership level as outlined above by that date, the executive officer will be required to retain fifty percent (50%) of the net shares of common stock acquired pursuant to restricted stock or option awards made after the adoption of these guidelines until such levels are achieved. “Net shares” are those shares that remain after shares are sold or withheld to pay withholding taxes and/or the exercise price of stock options (if applicable).

The stock ownership guidelines superseded the existing policy applicable to our non−employee directors. That policy provided that directors were expected to hold a number of shares of our common stock equivalent to one−half of all shares of restricted stock they receive.

Board Independence and Leadership Structure

Our Board believes, and our Guidelines require, that a majority of its members should be independent directors. In addition, the respective charters of the audit, compensation and nominating and corporate governance committees, currently require that each member of such committees be independent directors. Six of the seven current members of our Board are independent directors, as defined in the applicable rules for companies listed on NASDAQ. NASDAQ’s independence criteria includes a series of objective tests, such as that the director is not an employee of American Public Education and has not engaged in various types of business dealings with us. In addition, as further required by NASDAQ rules, the Board has made a subjective determination as to each independent director that no relationship exists that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviewed and discussed information provided by the directors and management with regard to each director’s business and personal activities as they may relate to us and our management. Based on this review and consistent with NASDAQ’s independence criteria, the Board has affirmatively determined that all of our directors are independent of American Public Education and our management, with the exception of Dr. Boston, who is our President and Chief Executive Officer.

In accordance with our Guidelines, the independent members of our Board will hold at least two “executive session” meetings each year. If the chairperson of the Board is not an independent director, a chairperson will be selected for each executive session. In general, these meetings are intended to be used as a forum to discuss the annual evaluation of the Chief Executive Officer’s performance, the annual review of the Chief Executive Officer’s plan for management succession and such other topics as the independent directors deem necessary or appropriate.

Our Corporate Governance Guidelines specify that the Board shall select its chairperson based on the Board’s determination of what is then in the best interests of the Company. Historically, the Company has split the positions of the Chairperson of the Board and Chief Executive Officer because we believe that this structure is appropriate given the differences between the two roles in our current management structure. Our Chief Executive Officer, among other duties, is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while the Chairperson of the Board, among other responsibilities, provides guidance to the Chief Executive Officer, and presides over meetings of the full Board.

Board’s Role in Risk Oversight

Our management is responsible for managing risks in our business, including by developing processes to monitor and control risks. The Board views its role as one of oversight and of responsibility for setting a tone that risk management should be properly integrated with our strategy and culture. The Board focuses on understanding management’s risk management processes, the effectiveness of those processes and the way in which management proactively manages risks. The Board carries out its oversight of risks primarily through its committees. In this regard, each of the charters of the Board’s committees specifically address issues of risk.

The audit committee reviews and assesses the qualitative aspects of financial reporting, our processes to manage financial and financial reporting risk, and compliance with significant applicable legal, ethical and regulatory requirements. The audit committee discusses our major financial and other financial reporting risk exposures and the steps that management has taken to monitor and control such exposures, including our risk assessment and risk management policies. The audit committee regularly reports its findings to the Board.

The nominating and corporate governance committee assists the Board in understanding and overseeing management’s processes for the assessment and management of our non−financial risks and the steps that management has taken to monitor and control exposure to such risks. The nominating and corporate governance committee regularly meets with our management, particularly our Chief Operations Officer, as well as our Chief Executive Officer and other executives, to receive updates on how management is assessing and managing risk in particular functional areas of our business. The nominating and corporate governance committee and the Board also request and receive regular reports from management on particular areas of risk. The nominating and corporate governance committee regularly reports its findings to the Board and may, from time to time, bring specific items, or recommendations, to the full Board regarding risk oversight.

While the audit committee and the nominating and corporate governance committee have primary responsibility for assisting the Board with its risk oversight responsibilities, the compensation committee also assists the Board with risk oversight. When establishing executive compensation and director compensation and in its role in implementing incentive compensation plans, the compensation committee considers whether compensation practices properly take into account an appropriate risk−reward relationship or encourage unnecessary and excessive risks that threaten the value of the Company.

Meetings of the Board of Directors and its Committees

Information concerning the Board and its three standing committees is set forth below. Each Board committee currently consists only of directors who are not employees of American Public Education and who are “independent” as defined in NASDAQ’s rules.

The Board and its committees meet regularly throughout the year, and also hold special meetings and act by written consent from time−to−time. The Board held a total of five meetings during the fiscal year ended December 31, 2010. During this time all of our directors attended at least 75% of the aggregate number of meetings held by the Board and all committees of the Board on which such director served (during the period that such director served). The Board does not have a formal policy with respect to Board member attendance at annual meetings of stockholders. Our 2010 annual meeting of stockholders was attended by all of our directors who were then serving.

The Board has three standing committees: the nominating and corporate governance committee; the compensation committee; and the audit committee. The charters for the nominating and corporate governance, compensation, and audit committees can be accessed electronically on the Committees page of our corporate website at www.americanpubliceducation.com.

The Board conducts, and the nominating and corporate governance committee oversees, an annual evaluation of the Board’s operations and performance in order to enhance its effectiveness. Recommendations resulting from this evaluation are made by the nominating and corporate governance committee to the full Board for its consideration.

BOARD COMMITTEES AND THEIR FUNCTIONS

The following table describes which directors serve on each of the Board’s standing committees.

Name	Nominating and Corporate Governance Committee		Compensation Committee		Audit Committee
Wallace E. Boston, Jr.
J. Christopher Everett(2)	X		X	(1)
Barbara G. Fast	X		X
F. David Fowler			X		X
Jean C. Halle					X	(1)
Timothy J. Landon	X				X
Timothy T. Weglicki(3)	X	(1)			X

(1)	Chair of the committee.
(2)	Chairperson of the Board.
(3)	Vice-chairperson of the Board.

Audit Committee

The Board has established a separately designated standing audit committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, which met 5 times during 2010. The audit committee is responsible, among its other duties and responsibilities, for overseeing our accounting and financial reporting processes, the audits of our financial statements, the qualifications of our independent registered public accounting firm, and the performance of our internal audit function and independent registered public accounting firm. The audit committee reviews and assesses the qualitative aspects of our financial reporting, our processes to manage business and financial risk, and our compliance with significant applicable legal, ethical and regulatory requirements. The audit committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The members of our audit committee are Ms. Halle, who serves as chair of the committee, Mr. Fowler, Mr. Landon, and Mr. Weglicki. Our Board has determined that Mr. Fowler is an “audit committee financial expert,” as that term is defined under the SEC rules implementing Section 407 of the Sarbanes−Oxley Act of 2002. Our Board has determined that each member of our audit committee is independent under NASDAQ’s listing standards and each member of our audit committee is independent pursuant to Rule 10A−3 of the Securities Exchange Act.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for recommending candidates for election to the Board. The committee met five times during 2010. The committee is also responsible, among its other duties and responsibilities, for making recommendations to the Board or otherwise acting with respect to corporate governance policies and practices, including board size and membership qualifications, new director orientation, committee structure and membership, succession planning for our Chief Executive Officer and other key executive officers, and communications with stockholders. In addition, the nominating and corporate governance committee assists the Board in understanding and overseeing management’s processes for the assessment and management of non−financial risks of the Company and the steps that management has taken to monitor and control exposure to such risks. The members of our nominating and corporate governance committee are Mr. Weglicki, who serves as chair of the committee, Mr. Everett, MG (Ret) Fast, and Mr. Landon. Our Board has determined that the composition of our nominating and corporate governance committee meets NASDAQ’s independence requirements for director nominations.

Compensation Committee

The compensation committee is responsible, among its other duties and responsibilities, for establishing the compensation and benefits of our Chief Executive Officer and other executive officers, monitoring compensation arrangements applicable to our Chief Executive Officer and other executive officers in light of their performance, effectiveness and other relevant considerations and administering our equity incentive plans. The committee met eight times during 2010. The members of our compensation committee are Mr. Everett, who serves as chair of the committee, MG (Ret) Fast and Mr. Fowler. Our Board has determined that the composition of our compensation committee meets NASDAQ’s independence requirements for approval of the compensation of our Chief Executive Officer and other executive officers.

The compensation committee has the sole authority to retain and terminate any compensation consultant to be used to assist in evaluating executive officer compensation. The compensation committee retained Towers Perrin, which became Towers Watson & Co. (“Towers Watson”) on January 1, 2010, directly as an outside compensation consultant to assist in evaluating our compensation programs in 2007, 2008, 2009, and 2010. The compensation committee used information provided to it by Towers Watson in connection with making 2010 compensation determinations. Towers Watson also advised the compensation committee on the use of a peer group for comparative purposes. The consultant’s role in recommending the amount or form of executive compensation paid to the Company’s named executive officers during 2010 is described in the “Compensation Discussion and Analysis — Philosophy and Objectives of our Compensation Programs — Review of Compensation and Peer Group Review” section below. Towers Watson does no work for the Company other than work that is authorized by the compensation committee or its chairperson.

The compensation committee works closely with our Chief Executive Officer, Dr. Boston, on compensation decisions and has delegated certain aspects of the annual incentive plans for the other executive officers, including the named executive officers, to Dr. Boston. For a discussion of Dr. Boston’s role in determining or recommending the executive compensation paid to the Company’s named executive officers during 2010, see the “Compensation Discussion and Analysis — Role of Executives in Executive Compensation Decisions” section below.

DIRECTOR NOMINATIONS AND COMMUNICATION WITH DIRECTORS

Director Nomination Process

The nominating and corporate governance committee recommends, and the Board nominates, candidates to stand for election as directors. Stockholders may also nominate persons to be elected as directors. If a stockholder wishes to nominate a person for election as director, he or she must follow the procedures contained in our bylaws and satisfy the requirements of Regulation 14A of the Securities Exchange Act of 1934. To nominate a person to stand for election as a director at the annual meeting of stockholders for 2012, our Corporate Secretary must receive such nominations at our principal executive offices not more than 120 days, and not less than 90 days, before the anniversary date of the preceding annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or 60 days after such anniversary, the nomination must be received no later than the close of business on the tenth day following the notice or public disclosure of the meeting. Each submission must include the following information:

●	the name and address of the stockholder who intends to make the nomination and the name and address of the person or persons to be nominated;

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a representation that the stockholder is a holder of record of Company capital stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons;

●
if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons, naming such person or persons, pursuant to which the nomination is to be made by the stockholder;

●
such other information regarding each nominee to be proposed by such stockholder as would be required to be included in a proxy statement filed under the SEC’s proxy rules if the nominee had been nominated, or intended to be nominated, by the Board;

●	if applicable, the consent of each nominee to serve as a director if elected; and

●	such other information that the Board may request in its discretion.

The Board may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as one of its directors.

Additional information regarding requirements for stockholder nominations for next year’s annual meeting is described in this proxy statement under “General Matters — Stockholder Proposals and Nominations.”

Contacting the Board of Directors

Stockholders wishing to communicate with our Board may do so by writing to the Board, chairperson of the Board, or the non−employee members of the Board as a group, at:

American Public Education, Inc.
111 W. Congress Street
Charles Town, West Virginia 25414
Attn: Corporate Secretary

Complaints or concerns relating to our accounting, internal accounting controls or auditing matters will be referred to members of the audit committee. Other correspondence will be referred to the relevant individual or group. All correspondence is required to prominently display the legend “Board Communication” in order to indicate to the Corporate Secretary that it is communication subject to our policy and will be received and processed by the Corporate Secretary’s office. Each communication received by the Corporate Secretary will be copied for our files and will be promptly forwarded to the addressee. The Board has requested that certain items not related to the Board’s duties and responsibilities be excluded from its communication policy. In addition, the Corporate Secretary is not required to forward any communication that the Corporate Secretary, in good faith, determines to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable. However, the Corporate Secretary will maintain a list of each communication subject to this policy that is not forwarded, and on a quarterly basis, will deliver the list to the chairperson of the Board. In addition, each communication subject to this policy that is not forwarded because it was determined by the Corporate Secretary to be frivolous shall nevertheless be retained in our files and made available at the request of any member of the Board to whom such communication was addressed.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Our board of directors is currently comprised of seven members. Our nominees for the election of directors at the Annual Meeting include six independent non−employee directors and our Chief Executive Officer. Each director is elected to serve a one−year term, with all directors subject to annual election. At the recommendation of the nominating and corporate governance committee, the Board has nominated the following persons to serve as directors for the term beginning at the Annual Meeting on May 6, 2011: Wallace E. Boston, Jr., J. Christopher Everett, Barbara G. Fast, F. David Fowler, Jean C. Halle, Timothy J. Landon, and Timothy T. Weglicki. All nominees are currently serving on the Board.

It is intended by the persons named as proxies that proxies received in response to this solicitation will be voted FOR the election of each nominee named in this section unless otherwise stated in the proxy or in the case of a broker non−vote with respect to the proposal. Proxies submitted for the Annual Meeting can only be voted for those nominees named in this Proxy Statement. If, however, any director nominee is unable or unwilling to serve as a nominee at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee designated by the Board, or the Board may reduce the size of the Board. Each nominee has consented to serve as a director if elected, and the Board does not believe that any nominee will be unwilling or unable to serve. Each director will hold office until his or her successor is duly elected and is qualified or until his or her earlier death, resignation or removal.

Criteria for Evaluating Director Nominees

The Board provides strategic direction to the Company and oversees the performance of the Company’s business and management. The nominating and corporate governance committee periodically identifies and reviews with the Board desired skills and attributes of both individual Board members and the Board overall within the context of current and future needs. The nominating and corporate governance committee is responsible for developing the general criteria, subject to approval by the full Board, for use in identifying, evaluating and selecting qualified candidates for election or re−election to the Board. The nominating and corporate governance committee reviews the appropriate skills and characteristics required of directors in the context of the current composition of the Board, our operating requirements and the long−term interests of our stockholders. It may use outside consultants to assist in identifying candidates. Among the characteristics the committee may consider are the collective knowledge and diversity of professional skills and background, experience in relevant industries, age and geographic background in addition to the qualities of integrity, judgment, acumen, and the time and ability to work professionally and effectively with other Board members and management and make a constructive contribution to the Board. The committee considers candidates submitted by directors and management, as well as candidates recommended by stockholders, which are evaluated in the same manner as other candidates identified to it. Final approval of director candidates is determined by the full Board.

The Board has determined that all of our current directors are qualified to serve as directors of the Company.

The name of each nominee for director, their ages as of March 22, 2011, and other information about each nominee is shown below. In addition, the biographies of each of the nominees below contains information regarding the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee and the Board to determine that the person should serve as a director for the Company.

Name	Age	Principal Occupation	Director Since
Wallace E. Boston, Jr.	56	President and Chief Executive Officer of the
		Company	2004
J. Christopher Everett	63	Retired	2007
Barbara G. Fast	57	Vice President of Cyber and Information
		Solutions, The Boeing Company	2009
F. David Fowler	77	Retired	2007
Jean C. Halle	52	Independent Consultant	2006
Timothy J. Landon	48	Chief Executive Officer of Landon Company	2009
Timothy T. Weglicki	59	Founding Partner of ABS Capital Partners	2002

Dr. Wallace E. Boston, Jr. joined us in September 2002 as Chief Financial Officer and since June 2004 has served as President, Chief Executive Officer and a member of our Board. From August 2001 to April 2002, Dr. Boston served as Chief Financial Officer of Sun Healthcare Group. From July 1998 to May 2001, Dr. Boston served as Chief Operating Officer and later, President of NeighborCare Pharmacies. From February 1993 to May 1998, Dr. Boston served as VP−Finance and later, SVP of Acquisitions and Development of Manor Healthcare Corporation, now Manor Care, Inc. From November 1985 to December 1992, Dr. Boston served as Chief Financial Officer of Meridian Healthcare.

We believe that Dr. Boston’s qualifications to serve on our Board include his service as our Chief Executive Officer since 2004 and his service as our Chief Financial Officer between 2002 and 2004. Dr. Boston’s leadership has been pivotal to the Company in some of our most significant events, including our accreditation by the Higher Learning Commission of the North Central Association in 2006, our 2007 initial public offering and most recently, the receipt by American Public University System of the 2009 Ralph E. Gomory Award for Quality Online Education, also known as the Sloan−C Award.

J. Christopher Everett has served on our Board since May 2007, was appointed Vice−Chairperson of the Board in 2009, and Chairperson in 2010. Mr. Everett has been an independent consultant and investor since his retirement from PricewaterhouseCoopers in 2000. Mr. Everett served as an Executive in Residence at the Kogod School of Business at American University from 2000 to 2003 where he taught graduate courses in the application of technology and strategy. Prior to his retirement in 2000, Mr. Everett was a senior partner at PricewaterhouseCoopers and was a leader in the firm’s Management Consulting Services Practice. Mr. Everett led the PricewaterhouseCoopers’ Global E−business practice from 1998 until 2000. Mr. Everett also served as a member of the PricewaterhouseCoopers Global Oversight Board, the firm’s board of directors, and served on the firm’s Global Leadership Team from 1995 until his retirement in 2000. Mr. Everett currently serves on the board of directors of several private companies.

We believe that Mr. Everett’s qualifications to serve on our Board include his substantial experience and leadership in the application of technology−enabled strategy and international ecommerce including his positions as Senior Partner and leader of the PricewaterhouseCoopers’ Global E−business efforts, membership on its Global Oversight Board, and his experience in post−secondary education as an Executive in Residence at the Kogod School of Business at American University.

Major General Barbara G. Fast, USA, Retired has served on our Board since May 2009. She is Vice President of Cyber and Information Solutions at The Boeing Company, which she joined in August 2008. MG (Ret) Fast retired from the Army in July 2008 after a 32 year career. Her most recent posts included: Deputy Director, Army Capability and Integration Center, TRADOC, from July 2007 until June 2008; Deputy then Commanding General for the United States Army Intelligence Center and Fort Huachuca, Arizona from August 2004 until June 2007; and Director of Intelligence, Multinational Forces−Iraq, Baghdad, Iraq, from July 2003 until July 2004.

We believe that MG (Ret) Fast’s qualifications to serve on our Board include her extensive experience and achievements in the U.S. Military national and defense intelligence, and cyber security culminating over 32 years of military service as a Major General, her leadership of global operations of the National Security Agency and Commanding General of Fort Huachuca and current position of Vice President of Cyber and Information Solutions, The Boeing Company.

F. David Fowler has served on our Board since May 2007. From June 2001 to 2006, Mr. Fowler served on the board of directors of MicroStrategy, Inc. and as chairman of its Audit Committee. Mr. Fowler also served as a member and chairman of the board of directors of FBR Funds, an open−end management investment company that is part of FBR Capital Markets Corporation and the Friedman, Billings, Ramsey Group, Inc., from 1997 to 2006. From 2007 to February 2011, Mr. Fowler served on the board of directors of Liquidity Services, Inc., an operator of online marketplaces for the sale and purchase of surplus corporate and government assets, and was chairman of its Audit Committee. Mr. Fowler was the dean of the School of Business at The George Washington University from July 1992 until his retirement in June 1997 and a member of KPMG LLP from 1963 until his retirement in June 1992. As a member of KPMG, Mr. Fowler served as managing partner of the Washington, D.C. office from 1987 until 1992, as partner in charge of human resources for the firm in New York City, as a member of the firm’s board of directors, operating committee and strategic planning committee and as chairman of the KPMG Foundation and the KPMG personnel committee.

We believe that Mr. Fowler’s qualifications to serve on our Board include his significant experience in financial accounting including the positions of managing partner of the KPMG LLP Washington, D.C. office, as partner in charge of human resources for the firm in New York City, as a member of the firm’s board of directors, operating committee and strategic planning committee, leadership in education as dean of the School of Business at The George Washington University and as a director of other public companies.

Jean C. Halle has served on our Board since March 2006. Ms. Halle is currently an independent consultant. From 2002 to 2010, Ms. Halle was the Chief Executive Officer of Calvert Education Services, a provider of accredited distance education programs and educational support services. From 1999 to 2001, Ms. Halle was the Chief Financial Officer and Vice President of New Business Development for Times Mirror Interactive, a digital media subsidiary of the former Times Mirror Company. From 1986 to 1999, Ms. Halle held a number of positions with The Baltimore Sun Company, including Vice President of New Business Development, Chief Financial Officer and Vice President of Finance, President of Homestead Publishing, a subsidiary of The Baltimore Sun Company, and Director of Strategic Planning. From 1983 to 1986, Ms. Halle was the Chief Financial Officer and Vice President of Finance for Abell Communications, and Assistant Treasurer of A.S. Abell Company, the former parent company of The Baltimore Sun Company. Previously, from 1979 to 1983, Ms. Halle had been a Senior Management Consultant with Deloitte, Haskins and Sells, now Deloitte & Touche, an international accounting and professional services firm. Ms. Halle currently serves on the Advisory Board for Stevenson University.

Consistent with our Corporate Governance Guidelines, when Ms. Halle left Calvert Education Services in 2010, she tendered a conditional letter of resignation from the Board to the Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee recommended to the Board that it not accept her resignation, and the Board did not accept her resignation.

We believe that Ms. Halle’s qualifications to serve on our Board include her multifaceted experiences in online education as Chief Executive Officer of Calvert Education Services, a provider of accredited distance education programs, in media as Chief Financial Officer and Vice President of New Business Development for Times Mirror Interactive, a digital media subsidiary of the former Times Mirror Company and financial consulting as a Senior Management Consultant at an international accounting and professional services firm.

Timothy J. Landon has served on our Board since January 2009. Since September 2008, Mr. Landon has served as Chief Executive Officer of Landon Company, which focuses on early stage angel investing and consulting for private equity, venture capital and large traditional and online media companies.  Mr. Landon retired from the Tribune Company in February 2008, after having served in a variety of positions within the Tribune organization, including most recently as President of Tribune Interactive, Inc. from March 2004 until February 2008, where he was responsible for overall interactive and classified advertising strategy, technology and operations for the Tribune Company, and had leadership roles in starting CareerBuilder.com, Classified Ventures (the holding company of apartments.com and cars.com), and other online businesses. In December 2008, the Tribune Company filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code.

We believe that Mr. Landon’s qualifications to serve on our Board include his extensive experience in starting, building and managing internet−focused media businesses over the last fifteen years. He brings significant knowledge of online marketing and online business models, including his positions as President of Tribune Interactive and experience at CareerBuilder.com, which has direct relevance and applicability to our business.

Timothy T. Weglicki has served on our Board since August 2002 and was appointed Vice−Chairperson of the Board in 2010. Mr. Weglicki is a Founding Partner of ABS Capital Partners, a private equity firm founded in 1993. Prior to co−founding ABS Capital Partners, from 1977 to 1993, Mr. Weglicki was an investment banker with Alex. Brown & Sons where he founded and headed the capital markets group from 1989 to 1993. Mr. Weglicki currently serves on the board of directors and the compensation and the nominating and governance committees of Coventry Health Care, Inc. and is also on the board of directors of several of ABS Capital Partners’ portfolio companies.

We believe that Mr. Weglicki’s qualifications to serve on our Board include his significant experience and leadership of businesses in investment banking, capital markets and private equity as head of the capital markets group at Alex. Brown & Sons, a Founding Partner of ABS Capital Partners and a director of other public companies.

Required Vote and Board Recommendation

The election of directors requires a plurality of the votes cast for the election of directors; accordingly, the seven directorships to be filled at the Annual Meeting will be filled by the seven nominees receiving the highest number of votes. A properly executed proxy marked “ABSTAIN” with respect to the election of one or more directors will not be voted with respect to the nominee or nominees indicated, although it will be counted for purposes of determining whether there is a quorum. A broker “non−vote,” discussed above, will also have no effect on the outcome because only a plurality of votes actually cast is required to elect a director. Stockholders do not have the right to cumulate their votes in the election of directors. If an incumbent nominee in an uncontested election such as the election to be held at the Annual Meeting fails to be elected, the incumbent nominee will continue in office.

THE BOARD RECOMMENDS A VOTE FOR ELECTION OF EACH OF THE SEVEN NOMINATED DIRECTORS.

2010 Director Compensation

In 2009, the compensation committee adopted a revised non−employee director compensation policy after consulting with Towers Watson. Under this policy, our non−employee directors received an annual retainer of $32,250 and each committee chair received an additional annual retainer of $5,000, except for the chair of the audit committee, whose additional annual retainer was $10,000. In addition, the non−employee chairperson of the Board received an additional annual retainer of $20,000, and the vice-chairperson of the Board received an additional $10,000. Mr. Everett, the Chairperson of the Board, did not receive a separate retainer related to his service as chair of the compensation committee. Similarly, after Mr. Weglicki’s appointment as the Vice-Chairperson of the Board, he did not receive a separate retainer related to his service as chair of the Nominating and Corporate Governance Committee. The annual retainers are payable in quarterly installments, and each director has the alternative to elect before the beginning of the applicable year to receive their annual retainer in common stock having the same value as the portion of the annual retainer to be paid, calculated as of the close of business on the first business day of the year. In connection with our annual meeting of stockholders, our non−employee director compensation policy also provides for an annual grant to each director of restricted stock having a value of $41,750 on the date of delivery. The restricted stock grant vests on the earlier of the one year anniversary of the date of grant and immediately prior to the next year’s annual meeting of stockholders. In 2009, the Board determined that it did not intend to review director compensation on a more frequent basis than every other year.

The following table sets forth information regarding compensation paid to directors during 2010:

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Total ($)

J. Christopher Everett	48,876	41,742	—	90,618
Barbara Fast	32,250	41,742	—	73,992
F. David Fowler	36,327	41,742	—	78,069
Jean C. Halle	42,250	41,742	—	83,992
Timothy Landon	36,327	41,742	—	78,069
Timothy T. Weglicki	43,916	41,742	—	85,658

(1)
See the Summary Compensation Table in the Executive Compensation section of this Proxy Statement for disclosure related to Dr. Boston who is one of our named executive officers (“NEOs”) as of December 31, 2010.

(2)
Messrs. Fowler, Landon, and Weglicki each elected to receive his entire 2010 annual retainer in fully−vested shares of common stock. Mr. Everett elected to receive half of his 2010 annual retainer in fully−vested shares of common stock. In addition, Mr. Everett’s and Mr. Weglicki’s retainers were pro-rated to reflect their respective appointments to the positions of Chairperson and Vice-chairperson on May 20, 2010. Neither Mr. Everett nor Mr. Weglicki received a separate retainer related to his service as a committee chair.

(3)	The aggregate grant date fair value of each restricted stock award in 2010 was $41,742, computed in accordance with FASB ASC Topic 718.

(4)	No stock option awards were made to directors in 2010.

We also reimburse all directors for travel and other necessary business expenses incurred in the performance of their services for us and extend coverage to them under the directors’ and officers’ indemnity insurance policies.

As of December 31, 2010, the aggregate number of unvested stock awards and exercisable and unexercisable option awards outstanding held by our current non−employee directors were as follows:

		Option Awards
Name	Stock Awards(1)	Exercisable	Unexercisable
J. Christopher Everett	973	24,992	—
Barbara G. Fast	973	—	—
F. David Fowler	973	14,492	—
Jean C. Halle	973	28,874	4,559
Timothy Landon	973	—	—
Timothy T. Weglicki	973	—	—

(1)
Each non−employee director receives a grant of restricted stock in connection with our annual meeting of stockholders, which grant vests in full on the earlier of the one year anniversary of the date of grant or immediately prior to the next year’s annual meeting of stockholders. The column reflects the restricted stock award grant made in connection with the 2010 annual meeting of stockholders.

COMPENSATION OF EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following compensation discussion and analysis provides information regarding the objectives and elements of our compensation philosophy and policies for the compensation of our named executive officers, or NEOs, for 2010. These executives, who appear in the Summary Compensation Table below, are:

●	Wallace E. Boston, Jr., Ed.D., our President, Chief Executive Officer, Member of our Board of Directors and Member of our Board of Trustees;

●	Harry T. Wilkins, Executive Vice President, Chief Financial Officer;

●	Sharon van Wyk, Ph.D., Executive Vice President, Chief Operations Officer;

●	Carol Gilbert, Executive Vice President, Programs and Marketing; and

●	Frank B. McCluskey, Ph.D., Executive Vice President and Provost.

Executive Summary

We believe that 2010 was a year of considerable achievement for the Company, as reflected by an increase in revenues, profitability, and course enrollments, and by recognition of the academic achievements of our education programs.  In 2010, total revenue increased 33%, earnings per share increased 25%, and course enrollments, or net course registrations, increased 31% over 2009.  In addition to strong financial performance, the Company built on its past success and continued to excel operationally and academically. In 2009, APUS was recognized by the Sloan Consortium with its Ralph Gomory Award for Quality Online Education becoming the first for-profit institution and the only wholly online institution to receive the award in its 15 year history. In 2010, APUS was again recognized by the Sloan Consortium with an Effective Practices Award.  We believe that the increases in revenues, profitability, and net course registrations in 2010, as well as the achievement of a number of our strategic development goals, such as beginning the implementation of our new learning management system, was largely due to the achievements of our named executive officers, and is represented by the Company achieving our “Student Satisfaction Quotient” goals, or SSQ goals, for each quarter of 2010 and by each of our NEOs meeting 100% of their 2010 personal management objectives, with the exception of Ms. Gilbert, who achieved 98% of her 2010 personal management objectives.

The performance in 2010 followed a year of exceptionally strong performance in 2009, reflected by a 39% increase in revenues in 2009 compared to 2008, a 48% increase in net income, and a 41% increase in course enrollments, or net course registrations.  As discussed further below, the Company took into account the 2009 performance, together with relevant survey data and peer group data, in making initial decisions with respect to base salary and the granting of equity awards for 2010.

The Company’s compensation of our NEOs in 2010 reflects the strong operating and financial performance of the Company for the year, as well as the individual achievements of our NEOs for the year. The compensation of the NEOs also reflects, however, that the Company did not achieve the financial component of our Annual Incentive Compensation Plan, which is based on targeted earnings per share.  Earnings per share in 2010 were $1.59, which represented a 25% increase over 2009.  This represented achievement of approximately 97% of the budgeted earnings per share target of $1.64. Accordingly, the NEOs did not receive any payment related to the portion of the Company’s Annual Incentive Compensation Plan tied to financial performance.  While the compensation committee recognized that the budgeted target earnings per share was not achieved, the committee concluded that the “cliff” nature of the Annual Incentive Compensation Plan did not reflect the positive performance of the Company and the contributions of the Company’s employees and NEOs to that performance.  After considering these factors, the compensation committee recommended, and the Board approved, a one-time bonus equivalent to 50% of the amount that they would have received had the targeted amount been achieved.

When compared to payments in 2009 related to the achievement of the financial performance aspect of our Annual Incentive Compensation Plan, the 2010 bonus payment was equivalent to a reduction of approximately 75% (in the case of Dr. van Wyk, on a pro-rated basis to reflect that she joined the Company during 2009).  Similarly, when compared to total annual incentive compensation payments to our named executive officers in 2009, the 2010 total annual incentive compensation payments, represented by the discretionary bonus and the Annual Incentive Compensation Plan payments, ranged from 42% to 51% lower for our named executive officers (in the case of Dr. van Wyk, on a pro-rated basis to reflect that she joined the Company during 2009).  And, when compared to 2009 actual cash compensation (base salary plus annual incentive payments) and after taking into account the increases to base salary to reflect the strong 2009 performance and relevant survey data and peer group data, the 2010 actual direct cash compensation payments ranged from 12% to 21% lower for our named executive officers (in the case of Dr. van Wyk, on a pro-rated basis to reflect that she joined the Company during 2009).  For Dr. Boston, this number was 18%.

In 2010 the Company adopted the practice of making equity incentive awards to all executive officers on an annual basis.  As described in greater detail below, the Company did not make equity incentive grants to Dr. Boston and Mr. Wilkins in 2008 or 2009 because of a large multi-year grant to these officers at the time of our initial public offering in 2007.  As a result of the change in this practice, a year over year comparison of total compensation for Dr. Boston and Mr. Wilkins is not meaningful.

Philosophy and Objectives of our Compensation Programs

Overview

As in prior years, for 2010 our compensation committee implemented an executive compensation policy that was in-line with our company-wide compensation philosophy of providing competitive levels of compensation that utilize variable cash compensation based on performance metrics, reflect the level of capability and effort required to achieve our corporate goals, encourage continuous quality improvement and that are easily understood by our employees.

●	Variable Cash Compensation. We believe in using variable cash compensation to motivate and reward performance at all levels of the organization, and particularly for our NEOs.

●
Focus on Corporate Goals. We strive to provide compensation that is directly related to the achievement of our corporate goals, which we measure through individual management objectives and through earnings results compared to budget.

●
Continuous Quality Improvement. We have developed a “Student Satisfaction Quotient”, or SSQ, to encourage employees to work together across organizational boundaries to improve the processes that we believe contribute to our success as an organization. The SSQ is designed to measure the quality of our efforts on behalf of our students by utilizing a variety of metrics applicable to our business. We use the SSQ as a component of our annual incentive plan to reward continued improvement to our performance in various student satisfaction metrics, often compared to prior period performance.

●	Simple and Straightforward Incentives. We seek to minimize the complexity of our compensation policies and practices and to maximize our employees’ understanding of the elements of compensation.

In implementing this philosophy for our NEOs, we award compensation that we believe (i) assists us in attracting and retaining qualified executives, (ii) aligns executive compensation with our SSQ goals and operating and financial performance goals, and (iii) uses equity−based awards in an effort to further align executives’ and stockholders’ interests.

Attract and Retain Qualified Executives

We believe that the supply of qualified executive talent is limited and have designed our compensation programs to help us attract and retain qualified candidates by providing compensation that is competitive within the for−profit education industry and the broader market for executive talent. Our executive compensation policies are designed to assist us in attracting and retaining qualified executives by providing competitive levels of compensation that are consistent with the executives’ alternatives.  As discussed below under “Review of Compensation and Peer Group Review,” it is the compensation committee’s general intent that each NEOs base salary should be set near the 50th percentile of the survey data, and that annual incentives should be structured so that an NEO has the opportunity to get to between the 50th and 75th percentile of the survey data for total cash compensation (base salary plus annual incentives) at full payment for achievement of target performance goals under the Annual Incentive Compensation Plan, with a higher payment for superior performance if an NEO achieves the stretch performance goals under the plan. The compensation committee believes that these percentages for base salary and target annual incentive pay are in line with competitive market levels, and are appropriate if our NEOs achieve the level of performance required for the payment of these incentives.

Reflect SSQ Goals and Performance Goals

As part of our executive compensation program, we reward achieving and surpassing corporate goals through cash incentives paid under our Annual Incentive Compensation Plan. This plan offers the opportunity for employees, including our NEOs, to earn quarterly cash incentive payments for achievement of company−wide SSQ goals. This plan also offers the opportunity for annual cash incentives to be earned if both company earnings targets and individual management objectives are met. By linking incentive payments to achievement of SSQ goals, earnings targets and individual management objectives, we believe this plan is easily understood by employees and directly contributes to increases in stockholder value.

Utilize Equity−Based Awards

Our compensation program uses equity−based awards, the value of which is contingent on our long−term performance, in order to provide our NEOs with a direct incentive to seek increased stockholder returns. Our stockholders receive value when our stock price increases, and by using equity−based awards our NEOs realize increased value when our stock price increases.  However, we also believe that it is important that some equity awards decrease in value were our stock price to decrease. We believe that equity−based awards exemplify our philosophy of having a straightforward structure by reminding NEOs that a measure of long−term corporate success is increased stockholder value over time.  We also believe that because our equity incentives are granted with time−based vesting, that our equity incentive awards, particularly our awards of restricted stock, also aid in the retention of our NEOs.

Review of Compensation and Peer Group Review

For 2010, the compensation committee engaged Towers Perrin (which became Towers Watson & Co. on January 1, 2010) to provide services to our compensation committee, as requested and directed by the committee. Towers Watson provided information on competitive levels of compensation, including information on base salary, annual incentives, equity awards and total compensation. The Towers Watson information was used by the compensation committee in determining 2010 executive officer compensation. The compensation committee identified, with the guidance and input of Towers Watson and Dr. Boston, a group of companies against which to compare compensation paid to our executives. These companies were selected because the compensation committee considered them to be similar to, and competitive with, us in the market for executive talent, and because they are in comparable or related businesses. This group, which we refer to as our peer group, consisted of the following companies:

●	Apollo Group Inc.

●	Bridgepoint Education Inc.

●	Career Education Corporation

●	Corinthian Colleges Inc.

●	DeVry Inc.

●	Education Management Corporation

●	Grand Canyon Education Inc.

●	ITT Educational Services Inc.

●	University Technical Institute Inc.

●	Lincoln Educational Services Corporation

●	Strayer Education Inc.

●	Capella Education Co.

●	GP Strategies Corporation

●	Nobel Learning Communities Inc.

●	Princeton Review Inc.

This peer group remained the same from 2009, with the exception of the additions of Bridgepoint Education Inc., Grand Canyon Education Inc. and Education Management Corporation, which had not previously been included in the peer group because they had not previously been public companies.

The review of the peer group only included comparative information for Dr. Boston, Mr. Wilkins and Dr. van Wyk as the peer group information did not identify executives at comparable positions for Ms. Gilbert and Dr. McCluskey. In addition to a review of the proxy statements of the peer group, Towers Watson provided survey data for our NEOs based on an analysis of multiple proprietary and published surveys, which for Dr. McCluskey, because of his position as Executive Vice President, Provost, were based on academic surveys.  Because of the variance in size among the companies included in the databases, Towers Watson informed the compensation committee that to the extent possible Towers Watson had performed regression analyses to adjust the compensation for differences in revenues.

The comparative data provided by Towers Watson was used in connection with our determinations of base salaries, annual incentive compensation and equity incentive awards as part of the 2010 compensation setting process, as described below under “Elements of Compensation.”.  For those executives for whom both survey data and peer group data is available, the compensation committee uses the survey data for its primary comparisons because we believe that the survey data is a better comparison for the Company than the peer group data.  This is in large part because many of the companies in the peer group are significantly larger than the Company and because the survey data represents a cross-section of companies with whom the Company competes for executive talent and generally reflects the size of the Company, as measured by revenues.  However, we believe that even though the peer group is comprised of companies that are generally larger than us, it is still an important group in considering those companies with which we compete for executive talent.

Elements of Compensation and 2010 Compensation Decisions

The compensation program for our NEOs is comprised of three elements: base salary; annual incentive cash compensation; and long-term equity incentives. In setting base salary and annual incentive cash compensation for 2010, we considered the compensation levels for our NEOs in 2009, the respective performances of each of our NEOs in 2009, and what we believed was required based on the marketplace for executive talent. In evaluating what was required based on the marketplace for executive talent, the members of our compensation committee used their collective experience and judgment.

Base Salary

Base salary is an integral part of compensation for our NEOs, and is generally set in January of each year, absent other factors, such as promotions. It is the compensation committee’s general intent that each NEO’s base salary should be set near the 50th percentile of the survey data.  While a significant portion of the executives’ compensation is performance-based, the compensation committee believes that the 50th percentile for base salary is appropriate to remain competitive with the companies with which the Company competes for executive talent.

In 2010, the annual base salary for Dr. Boston was increased $65,000, or by approximately 14.9%, to an annual base salary amount of $500,000. In setting the annual base salary amount for Dr. Boston, the compensation committee considered Dr. Boston’s excellent performance in driving the Company’s financial, operational and academic results in 2009 that are discussed above.  The compensation committee also considered Dr. Boston’s commitment to the Company, the compensation committee’s assessment of the continued success of our business compared to other companies and the competitive review by Towers Watson. This base salary placed Dr. Boston approximately 11% above the 50th percentile of the survey data and approximately 14.5% below the 50th percentile of the peer group.  The committee felt that being above the 50th percentile of the survey data was appropriate given the Company’s successes and growth, as represented by the Company’s 2009 performance, but that it was still appropriate to be significantly below the 50th percentile of the peer group given our size relative to many of the companies in the peer group.

In 2010, the annual base salary for Mr. Wilkins was increased $15,000, or by approximately 5.6%, to an annual base salary of $285,000. In setting the annual base salary amount for Mr. Wilkins, the compensation committee considered Mr. Wilkins’ performance in 2009 and the Towers Watson competitive review. This base salary placed Mr. Wilkins approximately 3.6% above the 50th percentile of the survey data and approximately 5.0% below the 50th percentile of the peer group, which the committee felt appropriate given the Company’s 2009 performance and the importance the Company places on executive retention.

In 2010, the annual base salary for Dr. van Wyk was increased $15,000, or by approximately 5.5%, to an annual base salary of $290,000. In setting the annual base salary amount for Dr. van Wyk, the compensation committee considered that Dr. van Wyk had relatively recently joined the Company in August 2009.  However, the compensation committee concluded that an increase was appropriate to reflect what Towers Watson indicated was competitive for Dr. van Wyk’s position and to reflect her immediate performance upon joining the Company. This base salary placed Dr. van Wyk approximately 6.5% below the 50th percentile of the survey data and approximately 3.3% below the 50th percentile of the peer group.  Notwithstanding what the compensation committee believed was her strong performance, the compensation committee noted that it was appropriate that Dr. van Wyk’s base salary was below the survey data and the peer group data because the data was for the position of chief operating officer, a position that the committee felt typically encompassed greater responsibility than the position held by Dr. van Wyk.

In 2010, the annual base salary for Ms. Gilbert was increased $12,000, or by approximately 5.5%, to an annual base salary of $232,000. In setting the annual base salary amount for Ms. Gilbert, the compensation committee considered that in 2009 Ms. Gilbert had a significant increase in her compensation when she was promoted to Executive Vice President from Senior Vice President.  However, the compensation committee also considered that it was appropriate to reflect what Towers Watson indicated was competitive for Ms. Gilbert’s position and to reflect what the compensation committee considered was Ms. Gilbert’s strong performance in 2009. This base salary placed Ms. Gilbert approximately 3.1% above the 50th percentile of the survey data.

In 2010, the annual base salary for Dr. McCluskey was increased $14,000, or by approximately 6.9%, to an annual base salary of $218,000. In setting the annual base salary amount for Dr. McCluskey, the compensation committee considered that in addition to an increase to reflect what Towers Watson indicated was a typical increase in executive salaries it was appropriate to increase Dr. McCluskey’s base salary to reflect Dr. McCluskey’s strong performance in 2009 and to reflect the compensation committee’s determination that Dr. McCluskey’s base salary did not fully reflect his contribution to the Company’s performance relative to the base salaries of the other executive officers. This base salary placed Dr. McCluskey approximately 6.3% above the 50th percentile for the survey data.  The committee further agreed that it was appropriate that Dr. McCluskey be compensated above the 50th percentile because the survey data for Dr. McCluskey was based largely on academic surveys and not fully reflective of the competitive market for public company executives, which the compensation committee felt required an additional skill set for which additional compensation above the survey data was appropriate.

Annual Incentive Cash Compensation

We believe annual incentive pay furthers our compensation philosophy and objectives by focusing our NEOs on corporate goals, encouraging continuous quality improvement and providing straightforward incentives. The target for annual incentive pay for our NEOs is expressed as a percentage of base salary and was 50% for all of our NEOs during 2010, except for Dr. Boston, whose annual incentive pay target was set at 60% of his base salary. These percentages for annual incentive pay targets remained the same in 2010 as they were in 2009 and 2008 and for Dr. Boston, Mr. Wilkins, Dr. van Wyk and Dr. McCluskey reflect the minimum percentages set forth in their employment agreements. After considering the survey data information and the individual performance of the executives, the committee believed, in their subjective judgment, that these percentages should remain the same for 2010. Dr. Boston’s annual incentive target is set at a higher percentage than the other NEOs as a result of the negotiation of his employment agreement in 2004, at which time we agreed to provide him a larger annual incentive to reflect his greater ability as Chief Executive Officer to influence our business success as well as his greater responsibilities as the head of our company.

Overall, we believe that the proportion of annual incentive target pay to total target cash compensation (base salary plus annual incentive target pay) for our NEOs should be a relatively high percentage. It is our general intent that each NEO’s base salary should be set near the 50th percentile of the survey data, and that annual incentives should be structured so that the NEO has the opportunity to get to between the 50th and the 75th percentile of the survey data for total cash compensation (base salary plus annual incentives) at full payment of target opportunities under the Annual Incentive Compensation Plan. We believe that positioning between the 50th and the 75th percentile is appropriate for total cash compensation because the level of performance required from our executives in order for the Company to achieve the targeted awards represents a level of strong performance and corporate growth above what would be expected at other organizations. We believe the high percentage of compensation tied to incentive pay increases the focus of our NEOs on achieving our SSQ and performance goals.

Beginning in 2008 we decided to further enhance this focus through an additional incentive for truly superior financial performance and returns to our stockholders that would pay an additional amount to our NEOs.  We maintained this additional incentive structure in 2009 and 2010. This additional amount, if achieved, would have resulted in an additional payment to Dr. Boston of 40% of his base salary (for 100% in total incentive potential), an additional incentive to Mr. Wilkins and Dr. van Wyk of 30% of each of their respective base salaries (for 80% in total incentive potential) and an additional incentive to Ms. Gilbert and Dr. McCluskey of 20% of each of their respective base salaries (for 70% in total incentive potential). This additional incentive would have resulted in total cash compensation payments to our NEOs of amounts in line with the 75th percentile of the survey data for each of our NEOs, which the compensation committee believes is appropriate for exceptional performance.

One half of each NEO’s target award under the Annual Incentive Plan relates to achievement and surpassing of our SSQ goals, and the other half is related to achievement and surpassing of our financial performance goal. We determined this split between our SSQ goals and financial performance goal in order to send a message to our employees that they should be focused on both operational and earnings goals, and we believe this split discourages a focus on one particular metric of performance to the exclusion of others that are also important to our results. These goals are provided equal weight in reaching the target award to communicate that they are equally important to our success. The additional incentive percentages to reach the maximum incentive potential for our NEOs relate to our financial performance goal because that goal is most directly reflective of superior financial performance and returns to our stockholders.

SSQ Goals. We believe that the focus on continuous quality improvement related to the achievement and surpassing of our SSQ goals encourages our employees to work together across organizational boundaries to improve the processes involved in our operations, with a particular focus on processes that we believe contribute to the satisfaction and success of our students, which is consistent with our goal of Educating Those Who Serve™. The half of each participant’s Annual Incentive Compensation Plan target award related to the SSQ is divided into four equal quarterly amounts that are paid based on quarterly metrics that are measured monthly. Our SSQ uses metrics that are divided into categories, including awards based on student satisfaction, which includes metrics based on student surveys, and awards based on performance monitoring, which includes metrics related to business processes and transfer credit evaluation processes.

Each month we compare the performance for each metric against the baseline for that metric. The baselines are set annually by the committee, generally as a percentage improvement over past results, such as the actual past performance in a prior month, quarter or year. Results for each metric are then expressed as a percentage of the baseline. The percentages of achievement for each metric in a given month are then averaged. The monthly average is then averaged with the monthly average for the other months in a given quarter to obtain the quarterly average. If the quarterly average is at least 100%, one−fourth of the maximum amount of the SSQ portion of the annual incentive plan is then paid. If the quarterly average is not at least 100%, then no portion of the annual incentive plan applicable to that quarter’s SSQ goals is paid.

The SSQ is based on metrics that measure objective operational targets. This is in keeping with our compensation philosophy of providing simple and straightforward incentives. Because of the way that we calculate the monthly and quarterly averages, each metric is weighted equally. As a result, we believe that no one metric provides an incentive to our executive officers to focus disproportionately on any area of our business. Rather, we believe that the SSQ is structured to provide an incentive to focus more generally on student satisfaction and success, our business operations and continuous quality improvement.  Furthermore, we have structured the SSQ to be paid on a quarterly basis based on monthly results because we track the components of the SSQ daily, and we believe frequent payments heightens the focus of our employees on these metrics and continuous quality improvement. All of our employees and NEOs have the same SSQ goals.

Financial performance. In 2010, the compensation committee determined that the half of the Annual Incentive Compensation Plan target award that relates to financial performance would be based on achieving and surpassing a specified amount of budgeted earnings per share. The committee specified earnings per share of $1.64 for this purpose, which was equivalent to 29% growth over full-year 2009 earnings per share, and reflected the earnings per share in the Company’s budget when approved by the board of directors.  The committee viewed this level of achievement as representing a high level of growth for which management’s performance should be rewarded.  The additional incentive amount for each of our NEOs would be earned if earnings per share were at least $1.75, which was a level that the committee felt represented truly exceptional performance.

For 2010, for our NEOs, the maximum Annual Incentive Compensation Plan potential would have been earned if 100% or more of SSQ goals were met, earnings per share was at least $1.75, and all personal management objectives, as discussed below, were met.

The below tables illustrate how the Annual Incentive Compensation Plan would have rewarded our NEO’s assuming a variety of performance circumstances related to the SSQ and financial components of the plan.

	PAYMENTS FOR ACHIEVING 100% OR GREATER OF THE SSQ
	GOALS IN THE QUARTERS INDICATED
Named Executive Officer	First Quarter	Second Quarter	Third Quarter	Fourth Quarter

Wallace E. Boston	$37,500	$37,500	$37,500	$37,500

Harry T. Wilkins	$17,813	$17,813	$17,813	$17,813

Sharon van Wyk	$18,125	$18,125	$18,125	$18,125

Carol S. Gilbert	$14,500	$14,500	$14,500	$14,500

Frank McCluskey	$13,625	$13,625	$13,625	$13,625

	POTENTIAL AWARD TO BE EARNED BASED ON EPS(1)
Named Executive Officer	Amount to be paid for achieving Goal of $1.64	Additional Amount to be Paid for Achieving Stretch Goal of $1.75

Wallace E. Boston	$150,000	$200,000

Harry T. Wilkins	$71,250	$85,500

Sharon van Wyk	$72,500	$87,000

Carol S. Gilbert	$58,000	$23,200

Frank McCluskey	$54,500	$21,800

(1)	Amounts do not include any reduction, if any, for failure to meet MBOs.

Payment of the portion of the Annual Incentive Compensation Plan that is tied to the annual financial goal for senior level participants, including our NEOs, is subject to reduction to the extent that personal management objective, or MBO, targets are not achieved. Thus, even if the annual financial goal is met but the NEO does not achieve all of his or her annual MBO targets, the NEO’s payment related to the financial goal is reduced by the relative weight of the missed MBO targets. We believe that setting personal MBO targets for our NEOs that are tied to company−wide goals for which they are directly responsible, or to whose success they contribute, provide personal accountability in addition to rewards for company performance. We have conditioned receipt of this portion of the award on achieving MBO targets in order to recognize that corporate success is the most important measure and that individual success alone will not be rewarded without meeting the financial targets. Similarly, many MBO targets are shared between executives to reflect that executives have to work together to achieve results.

For 2010, our compensation committee set MBO targets for Dr. Boston. Dr. Boston in turn set MBOs for the other NEOs. In turn, our NEOs set MBOs for their direct reports and so on throughout the organization for all management level employees. MBOs for our NEOs are derived from the MBOs that are set for Dr. Boston and our annual corporate performance goals derived from our strategic plan, including taking into account the sphere of responsibility for achievement of those goals for the particular NEO. We strive to have MBOs that can be objectively measured and are time−bound, which helps to provide incentives that can be clearly understood by our NEOs. We believe that the MBOs help to keep management from focusing solely on the current year’s financial results, because many of the MBOs represent our view of key actions required to capture future market opportunities and help prepare the company for continued growth and improvement in the future. The compensation committee actively advises Dr. Boston on the MBOs he sets for the other NEOs.

For Dr. Boston, the compensation committee adopted the following MBOs consistent with his role as our chief executive officer, all of which were equally weighted:

●	Select and implement a new learning management system.

●	Reorganize intake process for efficiencies and improved student satisfaction.

●	Prepare and implement a strategy for enhancing the name recognition and prestige of American Public University System.

●	Prepare a strategy for improving student retention.

●	Board approval of a budget of at least $2.13 of earnings per share for 2011, excluding stock based compensation.

Mr. Wilkins’ MBOs, consistent with his responsibilities as our chief financial officer, included:

●	File all periodic reports under the Securities Exchange Act of 1934 on a timely basis (weighted 20%).

●	Complete construction of our new 45,000 square foot academic center (weighted 15%).

●	Create a federal student aid customer service team in the finance department (weighted 15%).

●	Maintain an official cohort default rate of less than ten percent (weighted 20%).

●	Obtain at least 16 hours of SEC continuing professional education requirements (weighted 5%).

●	Board approval of a budget of at least $2.13 of earnings per share for 2011, excluding stock based compensation (weighted 25%).

Dr. van Wyk’s MBOs, consistent with her responsibilities as our chief operations officer, included:

●	Select and implement a new learning management system (weighted 20%).

●	Reorganize intake process for efficiencies and improved student satisfaction (weighted 20%).

●	Implement information technology applications and infrastructure changes necessary to support planned student, faculty and staff growth for 2010 (weighted 10%).

●	Redesign our Partnership At a Distance system architecture and implement automated testing to reduce cycle time for system enhancements (weighted 10%).

●	Prepare a strategy for improving student retention (weighted 20%).

●	Board approval of a budget of at least $2.13 of earnings per share for 2011, excluding stock based compensation (weighted 20%).

Ms. Gilbert’s MBOs, consistent with her role as our executive vice president for programs and marketing, included:

●	Launch and measure effectiveness of outreach efforts to new segments of the civilian market (weighted 20%).

●	Reorganize intake process for efficiencies and improved student satisfaction (weighted 20%).

●	Prepare and implement a strategy for enhancing the name recognition and prestige of American Public University System (weighted 20%).

●	Develop a reporting system for communicating to management with respect to marketing initiatives and new student enrollment effectiveness (weighted 10%).

●	Continue to enhance the strategic planning and annual business planning processes (weighted 10%).

●	Board approval of a budget of at least $2.13 of earnings per share for 2011, excluding stock based compensation (weighted 20%).

Dr. McCluskey’s MBOs, consistent with his role as our provost and chief academic officer, included:

●	Oversee academic transition to new learning management system (weighted 20%).

●	Reorganize intake process for efficiencies and improved student satisfaction (weighted 20%).

●	Prepare a regulatory risk strategy for submission to our Board (weighted 10%).

●	Publish two major articles enhancing the name recognition and prestige of American Public University System (weighted 10%).

●	Prepare a strategy for improving student retention (weighted 20%).

●	Board approval of a budget of at least $2.13 of earnings per share for 2011, excluding stock based compensation (weighted 20%).

Based on 2009 results, for 2010 the committee set our SSQ and financial performance targets on what it believed to be the high end of realistically achievable goals. Similar to the approach that we use for setting our internal budget, the committee determined to increase the SSQ targets and EPS financial goal. In setting the SSQ goals for 2010, in keeping with our objective of continuous improvement, the compensation committee expected that there would be an improvement from 2009 performance for the metrics used in the SSQ, and consistent with past practice, removed metrics from the SSQ for which the committee determined that the company was already performing well and there was not significant room for improvement. In establishing our MBOs for 2010, we set goals that were consistent with our strategic plan. Accordingly, our MBOs were set at levels that we thought could realistically be achieved but were at a level necessary for superior company performance. Each of our NEOs achieved 100% of his or her respective MBO targets, with the exception of Ms. Gilbert, who achieved 98% of her MBO targets.

We believe that 2010 was a year of considerable achievement for the company, including an increase in revenues, profitability, course registrations and successful operation as a public company, as well as recognition of the academic achievements of our education programs. In 2010, we achieved each quarter of our SSQ goals at an average of at least 100%, reflecting the strong operating performance of the Company. As a result of a number of factors, however, we did not achieve the financial goal of budgeted earnings per share of $1.64. This meant that none of our employees, including our NEOs, were entitled to receive a payment tied to the financial performance of the Company.  The compensation committee recognized, however, that notwithstanding that the budgeted target was not achieved, our full-year 2010 earnings per share represented 25% growth over 2009 full-year earnings per share, and approximately 97% of the budgeted earnings per share target of $1.64. The compensation committee also considered that the Company’s inability to achieve the budgeted earnings per share resulted from the performance in the third quarter, which the Company believes may in part have been due to increased operations activity and overseas deployments across all branches of the US Military. The compensation committee concluded that the “cliff” nature of the Annual Incentive Compensation Plan – meaning that the plan required achieving the targeted earnings per share before any payments were made with respect to the financial portion of the plan and that if the targeted earnings per share were not achieved than no payment would be made with respect to the financial portion of the plan – did not properly reflect the positive performance of the Company, and the contributions of the Company’s employees and NEOs to that performance.  After considering these factors, the compensation committee recommended, and the Board approved, a payment of a discretionary bonus to all employees, including the NEOs, related to financial performance in an amount equivalent to 50% of what would have been paid under the Annual Incentive Compensation Plan had the financial objectives been achieved. Taking into account this one-time discretionary bonus, base salary and the Annual Incentive Compensation Plan payments, total actual cash compensation for 2010 for each of our NEOs was equivalent to approximately the 50th percentile of the survey data.  In considering the achievement of MBOs for 2010, the compensation committee determined not to make any deduction related to the MBO requiring board approval of a budget of at least $2.13 of earnings per share for 2011, excluding stock based compensation.  This decision was made to reflect that the size of the bonus paid to our named executive officers took into account that the Company did not achieve the targeted financial performance goal and that to make a deduction related to this MBO would penalize our NEOs twice for the same circumstances.  These discretionary bonus payments are reflected in the bonus column of the Summary Compensation Table below.

Equity Incentives

We believe that NEOs should have a significant potential to benefit from increases in our equity value in order to align the interests of the NEOs and our stockholders. Our equity awards are split between stock options and restricted stock, with approximately 60% of the aggregate award value being allocated to the stock options and approximately 40% of the aggregate award value being allocated to the restricted stock.  The compensation committee uses these percentages based in part on the guidance of Towers Watson that these percentages are consistent with market practice.  We have historically used stock options because we believe that they align the interests of our executives with our stockholders’ interest in the value of our stock growing.  We have determined to use a component of restricted stock in addition to options, which is what we used before our initial public offering in 2007, so that the NEOs are incented to preserve as well as grow stockholder the value of our stock.  Our stock options and restricted stock awards vest in one-third equal annual installments on the first three anniversaries of the grant date, and stock options have seven year terms. Equity awards are made at the beginning of the year to which the award relates.

In 2010, we made annual equity awards to Dr. Boston and Mr. Wilkins for the first year since 2007.  We did not make equity awards to Dr. Boston or Mr. Wilkins in 2008 or 2009, because at the time of our initial public offering in 2007, we made grants that were intended to be multi−year grants. We felt it was desirable to award a larger grant to these officers than we would have if we expected to award them a grant every year to provide them incentive to gain from the value created above the initial public offering price given their importance to our success, and to align their interests most directly with investors acquiring our shares in connection with our initial public offering. However, in 2010, the compensation committee determined that the performance of Dr. Boston and Mr. Wilkins had been superior, and the size and growth of the Company warranted making an award to these officers.  The compensation committee determined, however, that it was appropriate to move to a practice of making annual grants to these officers so that grants could be more easily adjusted from year to year to reflect changing performance and other factors.

In determining the appropriate level of 2010 equity incentive grants for our NEOs, in late 2009, the compensation committee reviewed the comparative survey information requested by the committee and provided by Towers Watson. In calculating the equity incentive grants to our NEOs, the compensation committee considered the survey data provided by Towers Watson and determined that awards that were consistent with the 50th percentile of the survey data would be at an appropriate level to recognize performance and remain competitive with comparable companies.  Our stock option awards were made at the closing price of our common stock on the date of grant on The NASDAQ Global Market.

Equity Grant Practices

Our 2010 equity awards were approved in December 2009 with a grant date of January 4, 2010. We expect that going forward equity awards will be made on a consistent basis at the beginning of the year to which the award relates.

Employment Agreements and Post-Termination Compensation

We have entered into employment agreements with each of Dr. Boston, Mr. Wilkins, Dr. van Wyk and Dr. McCluskey. These agreements provide the executive with severance payments upon certain terminations, including terminations without cause, terminations by the executive for good reason in the event of a change of control, or if the executive’s employment agreement is not assumed by a successor entity in a change of control. Dr. Boston’s and Mr. Wilkins’ provide for certain payments in connection with a termination of their employment within 6 months of a change in control of the Company. We believe that these agreements were necessary to attract some of our NEOs and help in our retention of our NEOs due to the prevalence of similar provisions in the market in which we compete for executives and so that we can be competitive with our peers.

In 2007, prior to the time that we were a public company, we entered into an amendment and restatement of our employment agreements with Dr. Boston and Mr. Wilkins to provide for additional severance payments for certain terminations in connection with a change of control and to provide that if severance payments payable by us become subject to the excise tax on “excess parachute payments” that we will reimburse them for the amount of such excise tax (and the income and excise taxes on such reimbursement). We agreed to provide Dr. Boston and Mr. Wilkins with these changes in anticipation of our initial public offering to reflect what at the time we concluded were prevalent practices in the marketplace in which we compete for executives, and because as a public company we wanted these officers to be able to focus on our operations and not be distracted by their personal situations in the event a change in control transaction arises and, in the case of Dr. Boston, to reflect his long−term commitment to us and our long−term commitment to him as our Chief Executive Officer.  For Mr. Wilkins, we determined that in light of his shorter tenure with us, the additional severance benefits in connection with a change of control would not be effective until after February 28, 2010. We further amended the employment agreements for Dr. Boston, Mr. Wilkins and Dr. McCluskey in December 2008 to provide for technical compliance with certain Department of the Treasury regulations.  We entered into the employment agreement with Dr. van Wyk in August 2009 at the time she joined the Company.  Additional information regarding these agreements, including a quantification of benefits that would be received by these officers had termination occurred on December 31, 2010, is found below under the heading “Potential Payments on Termination or Change−in−Control.”

Benefits and Perquisites

Our NEOs are eligible to participate in the same benefit plans that are available to substantially all of our salaried employees, including 401(k) contributions and customary life insurance policies.  It has also been our practice to provide limited perquisites to our NEOs.  We do offer an annual physical exam for all of our NEOs because we believe that it is consistent with what our competitors are doing and because of our belief that the health of these executives is important to the continued success of our business.  In addition, the compensation committee authorized the payment of tuition for Dr. Boston’s Executive Doctorate in Higher Education Management.  We supported and encouraged Dr. Boston to pursue this degree because of our belief that it could directly improve on his already exceptional leadership and because we believe that it is important to the way that American Public University System is viewed for its President to have a terminal degree.

Effect of Accounting and Tax Treatment on Compensation Decisions

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally imposes a $1 million limit on the amount that a public company may deduct for compensation paid to a company’s CEO or any of the company’s three other most highly compensated executive officers (other than the CFO) who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance−based” compensation (i.e., compensation paid only if the individual’s performance meets pre−established objective goals based on performance criteria approved by stockholders) that is established by a committee that consists only of “outside directors” as defined for purposes of Section 162(m). All members of our compensation committee qualify as “outside directors”, and we consider the potential long−term impact of Section 162(m) when establishing compensation. Our Annual Incentive Compensation Plan and the portion of our equity awards made in options qualify as performance−based compensation within the meaning of the Internal Revenue Code. We currently expect to continue to qualify our compensation programs as performance−based compensation within the meaning of the Internal Revenue Code to the extent that doing so remains consistent with our compensation philosophy and objectives.

Role of Executives in Executive Compensation Decisions

Historically, each element of compensation has been recommended to the compensation committee by our Chief Executive Officer for compensation of executive officers other than himself, and the compensation committee determines the target level of compensation for each executive officer. Our Chief Executive Officer sets the MBO targets for our other executive officers based on his MBO targets and our annual corporate performance goals, after taking into account the sphere of responsibility for achievement of those goals for the particular NEO. The Chief Executive Officer reports the MBOs of the other NEOs and other key executives to the compensation committee for its comment prior to the end of the first quarter.

The amount of each element of compensation for our Chief Executive Officer is determined by the compensation committee. Our Chief Executive Officer does not participate in deliberations relating to his own compensation, and none of our other NEOs participate in any deliberations related to the setting of executive compensation.

Compensation Committee Report

The compensation committee reviewed and discussed the above Compensation Discussion and Analysis (“CD&A”) with the Company’s management. Based on its review and discussions with the Company’s management, the compensation committee recommended that the CD&A be included in the Company’s Proxy Statement and in the Company’s Annual Report on Form 10−K (including by incorporation to the Proxy Statement).

Compensation Committee (March 9, 2011)
J. Christopher Everett (Chair)
Barbara G. Fast
F. David Fowler

Compensation Tables and Disclosures

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Wallace E. Boston, Jr.	2010	500,000	75,000	365,400	524,938	150,000	44,022	1,659,360
President and Chief	2009	447,981	—	—	—	435,000	78,167	961,148
Executive Officer	2008	357,692	—	—	—	360,000	59,157	776,849

Harry T. Wilkins	2010	285,000	35,625	104,400	140,609	71,250	31,259	668,143
Executive Vice President,	2009	279,385	—	—	—	216,000	21,949	517,333
Chief Financial Officer	2008	250,000	—	—	—	200,000	24,277	474,277

Sharon van Wyk(5)	2010	298,375	36,250	104,400	140,609	72,500	108,810	761,304
Executive Vice President,
Chief Operating Officer

Carol S. Gilbert	2010	232,000	29,000	48,720	73,116	58,000	15,332	456,168
Executive Vice President,	2009	226,821	—	45,744	54,439	149,050	14,560	490,614
Marketing and Programs(6)	2008	187,200	—	—	—	168,480	11,389	367,069

Frank B. McCluskey (7)	2010	230,750	27,250	48,720	73,116	54,500	15,775	450,111
Executive Vice President,	2009	211,006	—	45,744	54,439	142,800	11,736	465,725
Provost	2008	187,510	—	—	—	131,040	11,797	330,347

(1)
Amounts represent one-time discretionary bonus payments related to financial performance in an amount equivalent to 50% of what would have been paid pursuant to the Company’s Annual Incentive Compensation Plan had the budgeted earnings per share been achieved.

(2)
Amounts reflect the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718.  A discussion of the relevant assumptions used in calculating these equity awards can be found in Notes 1 and 6 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year end December 31, 2010.

(3)
Amounts represent annual incentive payments paid pursuant to our Annual Incentive Compensation Plan based upon the achievement of certain performance goals established by our compensation committee for 2010.

(4)
Amounts in this column consist of (i) life insurance premiums; (ii) 401(k) contribution matches by us; (iii) for Mr. Wilkins, fringe benefit payment in lieu of health benefits; (iv) for Dr. van Wyk, $91,356 (which amount includes the actual value and gross up value) for relocation and moving expenses pursuant to her employment agreement in connection with her commencement of employment with American Public Education, (v) for Dr. Boston, tuition related to his Executive Doctorate in Higher Education Management, and (vi) for Dr. Boston and Mr. Wilkins, payments for costs associated with annual physical examinations.

(5)	Dr. van Wyk joined the Company in August 2009.

(6)	Ms. Gilbert served as Senior Vice President, Programs and Marketing until December 31, 2008, when she became Executive Vice President, Programs and Marketing.

(7)	Effective March 17, 2011, Dr. McCluskey retired from his position as Executive Vice President and Provost.

2010 Grants of Plan Based Awards

The following table sets forth information with respect to grants of plan−based awards to our NEOs during 2010:

			Estimated Future Payout
			Under Non-Equity Incentive Plan Awards(1)
Name	Grant Date	Date of Committee Action	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock or Option Awards(2)

Wallace E. Boston, Jr.	1/18/2010		37,500	300,000	500,000
	01/04/2010	12/29/2009				10,500			365,400
	01/04/2010	12/29/2009					56,000	34.80	524,938

Harry T. Wilkins	1/18/2010		17,813	142,500	228,000
	01/04/2010	12/29/2009				3,000			104,400
	01/04/2010	12/29/2009					15,000	34.80	140,609

Sharon van Wyk	1/18/2010		18,125	145,000	232,000
	01/04/2010	12/29/2009				3,000			104,400
	01/04/2010	12/29/2009					15,000	34.80	140,609

Carol S. Gilbert	1/18/2010		14,500	116,000	162,400
	01/04/2010	12/29/2009				1,400			48,720
	01/04/2010	12/29/2009					7,800	34.80	73,116

Frank B. McCluskey	1/18/2010		13,625	109,000	152,600
	01/04/2010	12/29/2009				1,400			48,720
	01/04/2010	12/29/2009					7,800	34.80	73,116

(1)
These columns show the range of cash payouts for 2010 performance pursuant to our Annual Incentive Compensation Plan. For a discussion of the performance goals established by the compensation committee for these awards, see the section titled “Annual Incentive Cash Compensation” in the Compensation Discussion and Analysis. The threshold amounts in this table represent the amounts that would have been paid if only SSQ goals for one quarter were achieved.

(2)	Amounts reflect the grant date fair value, computed in accordance with FASB ASC Topic 718.

Narrative Disclosure to Summary Compensation Table and Grants of Plan−Based Awards Table

Employment Agreements

For Dr. Boston, Mr. Wilkins, Dr. van Wyk and Dr. McCluskey, the amounts disclosed in the tables above are in part a result of the terms of their employment agreements. We do not have an employment agreement with Ms. Gilbert.

Dr. Boston’s Employment Agreement. In June 2004, we entered into an employment agreement with Dr. Boston to serve as our president and Chief Executive Officer with an initial term of three years starting from June 21, 2004 and ending June 21, 2007, which was subsequently amended to provide for renewal until February 28, 2010 and annually thereafter unless we give written notice of our intent not to renew at least 30 days prior to the renewal date. In December 2008, his employment agreement was amended to provide for technical compliance with certain treasury regulations. Pursuant to his agreement, Dr. Boston’s initial base salary was set at $225,000 per year, subject to annual review and adjustment by our compensation committee. Under the agreement, Dr. Boston’s base salary may be reduced at any time as part of a general salary reduction to all employees with annual salaries in excess of $100,000, provided, however, that any reduction shall be no more than the lesser of the median percentage salary reduction applied to such employees or 20%. Dr. Boston’s employment agreement provides that he is entitled to participate in our annual incentive plan with a target award of up to 60% of his then base salary as determined by our compensation committee and based upon the performance goals set by that committee for the year.

In addition to a base salary and annual bonus, Dr. Boston is entitled to receive such other benefits approved by our compensation committee and made available to our other senior executives and to participate in plans and receive bonuses, incentive compensation and fringe benefits as we may grant or establish from time to time. Furthermore, under Dr. Boston’s employment agreement, we are required to pay or reimburse him for customary and reasonable moving expenses he incurs in connection with any subsequent relocation of our executive offices, including a gross−up amount in the event that the relocation expense amount is considered taxable income to him. In his employment agreement, Dr. Boston has agreed not to compete with us nor solicit our employees for alternative employment during the term of his agreement and for a period of one year after termination for any reason.

Dr. Boston’s base salary for 2010 was $500,000 and his Annual Incentive Compensation Plan award for 2010 was targeted at $300,000, with a maximum bonus potential of $500,000. Dr. Boston received total incentive compensation of $225,000 in 2010, which included a one-time discretionary bonus of $75,000.

Mr. Wilkins’s Employment Agreement. Upon his hiring in February 2007, we entered into an employment agreement with Mr. Wilkins to serve as our executive vice president and chief financial officer, which agreement was amended and restated on October 10, 2007. In December 2008, his employment agreement was amended to provide for technical compliance with certain treasury regulations. The agreement has an initial term of approximately three years commencing from January 29, 2007 and ending February 28, 2010 and will automatically renew for additional one year terms unless we give written notice of our intent not to renew at least 30 days prior to the renewal date. Pursuant to his agreement, Mr. Wilkins’s initial base salary is set at $225,000 per year, subject to annual review and adjustment by our compensation committee. Under the agreement, Mr. Wilkins’s base salary may be reduced at any time as part of a general salary reduction to all employees with annual salaries in excess of $100,000, provided, however, that any reduction shall be no more than the lesser of the median percentage salary reduction applied to such employees or 20%. Pursuant to his employment agreement, Mr. Wilkins is entitled to participate in our annual incentive plan with a target award of up to 50% of his then base salary as determined by our compensation committee and based upon the performance goals set by that committee for the year.

In addition to a base salary and annual bonus, Mr. Wilkins is entitled to receive such other benefits approved by our compensation committee and made available to our other senior executives and to participate in plans and receive bonuses, incentive compensation and fringe benefits as we may grant or establish from time to time. Furthermore, under Mr. Wilkins’s employment agreement, we are required to pay or reimburse him for customary and reasonable moving expenses he incurs in connection with any subsequent relocation of our executive offices, including a gross−up amount in the event that the relocation expense amount is considered taxable income to him. In his employment agreement, Mr. Wilkins has agreed not to compete with us nor solicit our employees for alternative employment during the term of his agreement and for a period of one year after termination for any reason.

Mr. Wilkins’s base salary for 2010 was $285,000 and his Annual Incentive Compensation Plan award for 2010 was targeted at $142,500, with a maximum bonus potential of $228,000. Mr. Wilkins received total incentive compensation of $106,875 in 2010, which included a one-time discretionary bonus of $35,625.

Dr. van Wyk’s Employment Agreement. We have an employment agreement with Dr. van Wyk that has similar provisions to the provisions of Dr. Boston’s agreement discussed above, except with respect to their positions, term renewal provisions and amounts relating to their base salary and annual bonus. We entered into the employment agreement with Dr. van Wyk to serve as Executive Vice President and Chief Operations Officer beginning August 3, 2009. Under her employment agreement, Dr. van Wyk has an initial term of employment of three years from the date employment commenced. Pursuant to her agreement, Dr. van Wyk’s initial annual salary was $275,000 and she was eligible for an annual bonus of 50% of her base salary then in effect, and up to additional 20% of her base salary as then in effect based upon the achievement of certain performance goals as determined by the compensation committee. In 2010, Dr. van Wyk’s base salary and target annual bonus was $290,000 and $145,000, with a maximum bonus potential of $232,000. Dr. van Wyk received total incentive compensation of $108,750 in 2010, which included a one-time discretionary bonus of $36,250.

Dr. McCluskey’s Employment Agreement. We have an employment agreement with Dr. McCluskey that has similar provisions to the provisions of Dr. Boston’s agreement discussed above, except with respect to their positions, term renewal provisions and amounts relating to their base salary and annual bonus. We entered into the employment agreement with Dr. McCluskey to serve as Executive Vice President and Provost (Chief Academic Officer) beginning April 10, 2005. In December 2008, his employment agreement was amended to provide for technical compliance with certain treasury regulations. Under his employment agreement, Dr. McCluskey has an initial term of employment of three years from the date employment commenced. Pursuant to his agreement, Dr. McCluskey’s initial annual salary was $160,000 and he was eligible for an annual bonus of 50% of his base salary then in effect. In 2010, Dr. McCluskey’s base salary and target annual bonus was $218,000 and $109,000, with a maximum bonus potential of $130,800. Dr. McCluskey received total incentive compensation of $81,750 in 2010, which included a one-time discretionary bonus of $27,250.

In addition, each of the above employment agreements provides for payments upon certain terminations of the executive’s employment. For a description of these termination provisions, whether or not following a change−in−control, and a quantification of benefits that would be received by these executives see the heading “Potential Payments upon Termination or Change−in−Control” below.

2010 Outstanding Equity Awards at Fiscal Year−End

The following table sets forth information with respect to the outstanding equity awards at December 31, 2010 for our NEOs:

	Option Awards (1)				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Options Exercise Price ($)	Options Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of StockThat Have Not Vested ($)(2)

Name

Wallace E. Boston, Jr.	126,390	0	20.00	11/13/2014
	0	56,000	34.80	1/4/2017
					10,500	391,020
Harry T. Wilkins	182,954	0	3.96	2/8/2017
	56,880	0	20.00	11/13/2014
	0	15,000	34.80	1/4/2017
					3,000	111,720
Sharon van Wyk	4,167	8,333	35.44	8/3/2016
	0	15,000	34.80	1/4/2017
					4,666	173,762
Carol S. Gilbert	8,000	0	1.43	11/29/2014
	5,475	0	20.00	11/13/2014
	1,996	3,992	37.19	1/1/2016
	0	7,800	34.80	1/4/2017
					2,220	82,673
Frank B. McCluskey	197	0	1.67	4/10/2015
	403	15,197	3.30	2/27/2016
	8,610	0	20.00	11/13/2014
	1,996	3,992	37.19	1/1/2016
	0	7,800	34.80	1/4/2017
					2,220	82,673

(1)	The vesting date for each service-based option award that is not otherwise fully vested is listed in the table below by expiration date as of December 31, 2010.

Expiration Date	Vesting Schedule and Date for Unvested Portion
1/1/2016	Remaining portions vest on January 1, 2012
1/1/2017	Remaining portions vest in equal installments on January 4, 2012 and 2013

(2)	The market value of the shares of common stock that have not vested is based on the closing price of our common stock on The NASDAQ Global Market of $37.24 on December 31, 2010.

Option Exercises and Stock Vested

The following table sets forth information with respect to option exercises by our NEOs during 2010 and shares of restricted stock held by our NEOs that vested during 2010:

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Name

Wallace E. Boston, Jr.	60,788	1,697,201	10,755	291,138
Harry T. Wilkins	10,000	395,675	4,840	131,019
Sharon van Wyk	0	0	834	37,221
Carol S. Gilbert	7,197	229,296	810	24,916
Frank B. McCluskey	51,576	2,088,729	1,110	33,037

(1)
The value realized on exercise is based on the difference between the exercise price of the option and the closing price of our common stock on The NASDAQ Global Market on the day of exercise, multiplied by the number of shares acquired.

(2)	The value realized on vesting is based on the closing price of our common stock on The NASDAQ Global Market on the day of vesting, multiplied by the number of shares acquired.

Potential Payments Upon Termination or Change−in−Control

The section below describes the payments that may be made to our NEOs in connection with a change−in−control or pursuant to certain termination events. Other than in the event of a corporate transaction, as that term is defined under our equity incentive plans and as described in further detail below, in the absence of an employment agreement or other arrangement, our NEOs are employed at−will and are not entitled to any payments upon termination or a change−in−control other than their accrued but unpaid salary or benefits.

The employment agreements for Dr. Boston, Mr. Wilkins, Dr. van Wyk and Dr. McCluskey, described above, have certain provisions that provide for payments to them in the event of the termination of their respective employment.

Termination for cause, without good reason or by reason of death. In the event that any of Dr. Boston’s, Mr. Wilkins’, Dr. van Wyk’s or Dr. McCluskey’s employment is terminated by us for “cause”, by the executive without “good reason”, or by reason of death (each of “cause” and “good reason” as defined below), we will pay to each of them or their estate, as the case may be, their full base salary and benefits that are otherwise payable to them through the termination date of their employment. However, in the event that their employment is terminated by them without “good reason” or by reason of their death, we will also pay to them or their estate any earned, but unpaid, amounts they are entitled to under any of our incentive compensation plans or programs, including the annual bonus under their employment agreements (as adjusted for the period of the year during which they served).

Termination by reason of disability. If any of Dr. Boston’s, Mr. Wilkins’, Dr. van Wyk’s or Dr. McCluskey’s employment is terminated by reason of disability, we are required to pay to them or their estates, as the case may be, the full base salary or other benefits payable to them, including any earned, but unpaid, amounts they are entitled to under any of our incentive compensation plans or programs, including the annual bonus under their employment agreements (to the extent that performance would merit it being paid). However, payments made to them during the time they are disabled shall be reduced by the sum of the amounts, if any, payable to them at or prior to the time of any payment under our disability benefit plans and which amounts were not previously applied to reduce any payment.

Termination without cause or for good reason. In the event that we terminate any of Dr. Boston’s, Mr. Wilkins’, Dr. van Wyk’s or Dr. McCluskey’s employment without “cause” or they terminate their employment for “good reason,” we are required to pay, or provide, to them:

●
in a lump sum, the sum of (a) their full base salary through the date of their termination, (b) a pro−rata amount of their annual bonus for the current fiscal year, provided that the necessary performance requirements were satisfied, adjusted for the shorter period, through their termination date, and (c) any compensation previously deferred by them and any accrued vacation pay;

●
for a period of 12 months following their termination date, an amount equal to the sum of their base salary and their annual bonus, to the extent that their and our performance was satisfying the relevant performance targets, adjusted for the short period, after their termination date through the end of the calendar year and, as to the remainder of the 12 month period following the termination date, only if our net income has increased from the same period in the prior year and the performance targets established for the NEO’s successor are being satisfied in that period;

●
for a period of 12 months following their termination date or any longer period provided for under the terms of any benefit, a continuation of benefits to them or their family at a level and in an amount that is at least equal to that which would have been provided by us to them had they continued their employment, provided, however, that if they become reemployed and are eligible to receive any of the benefits that had been provided by us, then the benefits we provide shall be secondary; and

●
to the extent not otherwise paid or provided, for a period of 12 months following their termination date, any other amounts or benefits required to be paid or provided or which they are eligible to receive under any of our other existing benefit schemes.

Dr. van Wyk’s agreement provides that the portion of the severance payments owed in the event of a termination without “cause” or for “good reason,” attributable to annual bonus payments will be paid in a lump sum at the same time annual bonuses for the year of termination are paid, but in no event later than March 15th of the year after the year of termination.

In addition, for Dr. Boston, to the extent that less than 331/3% of all stock options granted to him are outstanding and unexercisable on their termination date, such additional options, if any, shall immediately accelerate and vest and become exercisable. Pursuant to an amendment and restatement of his employment agreement in August 2007, if we terminate Dr. Boston’s employment without “cause” or he terminates his employment for “good reason” in connection with a change of control, we will calculate the amounts referred to in the last three bullet points above for a 24−month period instead of a 12−month period, will pay the amount in respect of the annual bonus for that period based on his and our prior performance and not with respect to future performance and will pay the amount in respect of his base salary and annual bonus in a lump sum instead of in accordance with our regular payroll practices. The amendment and restatement of Dr. Boston’s employment agreement also provides that if severance payments payable by us become subject to the excise tax on “excess parachute payments” imposed by Section 4999 of the Internal Revenue Code (“IRC”) or additional tax under Section 409A of the IRC, we will reimburse him for the amount of such excise tax (and the income and excise taxes on such reimbursement). We entered into a similar amendment and restatement of Mr. Wilkins’ agreement in August 2007, provided that the provisions related to the termination of his employment in connection with a change in control were not effective until after February 28, 2010.

Acceleration of options upon change of control. Under Dr. Boston’s, Mr. Wilkins’ and Dr. McCluskey’s employment agreements, immediately prior to a change of control (as defined below), all stock options granted to them on or prior to the date of their respective employment agreements that are outstanding immediately prior to a change of control shall vest and become fully exercisable.

Our equity incentive plans provide that, upon a corporate transaction, all outstanding shares of restricted stock and all stock units shall vest in full. All outstanding stock options and stock appreciation rights shall either (i) become immediately exercisable for a period of fifteen days prior to the scheduled consummation of the corporate transaction or (ii) our Board may elect, in its sole discretion, to cancel any outstanding awards of stock options, restricted stock, stock units and/or stock appreciation units and pay to the holder, in the case of restricted stock or stock units, an amount equal to the per share corporate transaction consideration or, in the case of stock options or stock appreciation rights, an amount equal to the number of shares of stock subject to the stock option or stock appreciation right multiplied by the difference of the per share corporate transaction consideration and the exercise price of the stock option or stock appreciation price.

For this purpose, a “corporate transaction” is generally defined as:

●	our dissolution or liquidation or a merger, consolidation, or reorganization between us and one or more other entities in which we are not the surviving entity;

●	a sale of substantially all of our assets to another person or entity; or

●
any transaction that results in any person or entity, other than persons who are stockholders or affiliates immediately prior to the transaction, owning 50% or more of the combined voting power of all classes of our stock.

Accelerated vesting upon a “corporate transaction” will not occur to the extent that provision is made in writing in connection with the corporate transaction for the assumption or continuation of the outstanding awards, or for the substitution of such outstanding awards for similar awards relating to the stock of the successor entity, or a parent or subsidiary of the successor entity, with appropriate adjustments to the number of shares of stock that would be delivered and the exercise price, grant price or purchase price relating to any such award. For awards made under our 2007 Omnibus Incentive Plan, if an award is assumed or substituted in connection with a corporate transaction and the holder is terminated without cause within a year following a change in control, the award will fully vest and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one−year period immediately following such termination or for such longer period as the compensation committee shall determine.

Terms defined in employment agreements. For purposes of Dr. Boston’s, Mr. Wilkins’, Dr. van Wyk’s and Dr. McCluskey’s employment agreements, the following definitions apply:

●	“Cause” means:

	●	refusal by the NEO to follow a written order of the Chairman of our Board or of the Board;

	●	the NEO’s engagement in conduct materially injurious to us or our reputation;

	●	dishonesty of a material nature that relates to the performance of the NEO’s duties under their employment agreement; the NEO’s conviction for any crime involving moral turpitude or any felony; and

●
the NEO’s continued failure to perform his or her duties under his or her employment agreement (except due to the NEO’s incapacity as a result of physical or mental illness) to the satisfaction of our Board for a period of at least 30 consecutive days after written notice is delivered to the NEO specifically identifying the manner in which the NEO has failed to perform his or her duties.

●	“Change of Control” means:

	●	our dissolution or liquidation, or a merger, consolidation or reorganization of us with one or more other entities in which we are not the surviving entity;

	●	a sale of substantially all of our assets to another person or entity; or

●
any transaction (including without limitation a merger or reorganization in which we are the surviving entity) which results in any person or entity owning 50% or more of the combined voting power of all classes of our stock.

●	“Good Reason” means:

●
the assignment to the NEO of duties inconsistent in any material respect with the NEO’s position as set forth in, or in accordance with, their employment agreement, excluding an isolated, insubstantial and inadvertent action that we remedy promptly after receipt of notice from the NEO;

●
any failure by us to comply with any provisions of the NEO’s employment agreement, excluding an isolated, insubstantial and inadvertent action that we remedy promptly after receipt of notice from the NEO;

●
there is a merger, acquisition or other similar affiliation with another entity and the NEO does not continue in his or her position, or any other office he or she holds at the time of the transaction, of the most senior resulting entity succeeding to our business; and

●
any failure by us to require any successor or any party that acquires control of us, whether directly or indirectly, by purchase, merger, consolidation or otherwise, or all or substantially all of our business and/or assets to assume expressly and agree to perform the NEO’s employment agreement in the same manner and to the same extent that we would be required to perform it if no succession had taken place.

Provided, however, that none of the foregoing constitute Good Reason if the executive consents in writing to such event, and none of the foregoing constitute Good Reason unless we fail to cure the asserted grounds for Good Reason within 30 days of receipt of notice from the executive. In order to terminate his or her employment for Good Reason, the executive must terminate employment within 30 days of the end of the cure period if the breach has not been cured.

Payment and Benefit Estimates

The table below was prepared to reflect the estimated payments that would have been made pursuant to the agreements and arrangements described above. The estimated payments were calculated as though the applicable triggering event occurred, and the NEO’s employment was terminated, or the applicable change in control occurred, on December 31, 2010, using the closing price of our common stock on The NASDAQ Global Market of $37.24 on December 31, 2010. As discussed in the narrative above, upon termination for cause, by the NEO without good reason or upon death or disability, the NEO is generally only entitled to receive amounts he is owed as of the termination date (e.g., salary, benefits and, in limited cases, any previously earned, but unpaid, annual incentive compensation). Assuming a termination date of December 31, 2010, these amounts are set forth in the tables above, and we have not included any such amounts below. We have not included these earned, but unpaid amounts, in the termination events included in the table below.

	Aggregate Severance Pay(1) ($)	Accelerated Vesting of Stock Options ($)(2)	Accelerated Vesting of Restricted Stock ($)(2)	Welfare Benefits Continuation ($)	Gross- Up	Total ($)
Wallace E. Boston, Jr.
Termination without Cause or
by executive for Good Reason	725,000	136,640	—	12,000	—	873,640
Termination without cause or by executive for Good Reason in connection with a
Change-in-Control(2)	1,450,000	136,640	391,020	24,000	—	2,001,660
Occurrence of a Change-in-Control(2)	—	136,640	391,020	—	—	527,660
Harry T. Wilkins
Termination without Cause or
by executive for Good Reason	391,875	—	—	12,000	—	440,475
Termination without cause or by executive for Good Reason in connection with a
Change-in-Control(2)	783,749	36,600	111,720	24,000	—	956,069
Occurrence of a Change-in-Control(2)	—	36,600	111,720	—	—	111,720
Sharon van Wyk
Termination without Cause or by executive for Good Reason	407,485	—	—	12,097	—	419,582
Occurrence of a Change-in-Control(2)	—	51,599	173,762	—	—	225,361
Carol S. Gilbert
Occurrence of a Change-in-Control(2)	—	19,232	82,673	—	—	101,904
Frank B. McCluskey
Termination without Cause or by executive for Good Reason	312,500	—	—	11,974	—	324,474
Occurrence of a Change-in-Control(2)	—	535,018	82,673	—	—	617,691

(1)	We have assumed for purposes of calculating the aggregate severance pay that our net income and the NEO’s successor’s performance would be sufficient for the NEO to receive the maximum payout.

(2)
Except for stock options for Dr. Boston, Mr. Wilkins and Dr. McCluskey, which accelerate upon a change in control pursuant to the terms of their employment agreements, we have assumed for purposes of calculating the acceleration of equity awards that a Corporate Transaction, as defined in our equity incentive plans, had occurred and that equity awards are not assumed or substituted.

PROPOSAL NO. 2 — APPROVAL OF THE 2011 OMNIBUS INCENTIVE PLAN

Overview

Our Board approved the American Public Education, Inc. 2011 Omnibus Incentive Plan (the “2011 Plan”) on March 15, 2011, subject to approval from our stockholders. We are asking our stockholders to approve the 2011 Omnibus Incentive Plan as we believe that its approval is essential to our continued success. The purpose of the 2011 Plan is to provide eligible persons with an incentive to contribute to the success of American Public Education and to manage our business in a manner that will provide for long-term growth and profitability to benefit our stockholders and other important stakeholders, including our employees and customers, and to provide a means of obtaining, rewarding and retaining key personnel, all in compliance with applicable law.

If our stockholders approve the 2011 Plan, the number of shares of our common stock reserved for issuance under the Plan will be 2,000,000 authorized but unissued shares, plus the number of any shares under our 2002 Stock Incentive Plan, as amended (the “2002 Plan”) and our 2007 Omnibus Incentive Plan (the “2007 Plan”) which become available due to forfeitures or cancellations of outstanding awards after the date of shareholder approval of the 2011 Plan. As of March 11, 2011, under the 2007 Plan and the 2002 Plan, there was an aggregate of 1,158,482 shares subject to outstanding option awards with a weighted average exercise price of $20.01 and a weighted average remaining term of 5.33 years and an aggregate of 80,365 shares subject to outstanding restricted stock awards. In connection with the Company’s annual grant of equity incentive awards in January 2011, there were 7 executive officers, 6 non-employee directors and approximately 67 employees of the Company and its subsidiaries who received awards under the 2007 Plan. The 2011 Plan provides that following stockholder approval of the 2011 Plan we can no longer make grants under the 2002 Plan or 2007 Plan.

On the record date, March 11, 2011, the closing price of our common stock was $41.51 per share, and there were 7 executive officers, 6 non-employee directors and approximately 2,293 employees of the Company and its subsidiaries who were eligible to participate in the 2011 Plan. There are currently no participants in the 2011 Plan. Because participation and the types of awards under the 2011 Plan are subject to the discretion of the compensation committee, the benefits or amounts that will be received by any participant or groups of participants if the 2011 Plan is approved are not currently determinable.

Description of the 2011 Omnibus Incentive Plan

The following is a summary of the principal features of the 2011 Plan. This summary is qualified in its entirety by the more detailed terms and conditions of the 2011 Plan, a copy of which is attached as Exhibit A to this proxy statement. If the 2011 Plan is not approved by the required vote of stockholders within one year of the date our Board adopted the 2011 Plan, any awards made under the 2011 Plan will be null and void and of no effect. We intend to file a registration statement under the Securities Act of 1933, as amended, to register the shares to be issued pursuant to the 2011 Plan promptly following stockholder approval of the 2011 Plan.

Administration

The 2011 Plan will be administered by the compensation committee of the Board. Subject to the terms of the 2011 Plan, the compensation committee may select participants to receive awards, determine the types of awards and terms and conditions of awards, and interpret provisions of the 2011 Plan. Except as the Board may otherwise determine, the Committee appointed by the Board to administer the 2011 Plan will consist of two or more directors of the Company who: (a) are not officers or employees of the Company, (b) qualify as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code, (c) meet such other requirements as may be established from time to time by the SEC for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and (d) comply with the independence requirements of the stock exchange on which the our common stock is listed. Members of the compensation committee serve at the pleasure of the Board. The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who may also be officers or employees of the Company, to administer the Plan with respect to employees or other service providers who are not executive officers or directors of the Company.

Share Usage

Shares of our common stock that are subject to awards of options or stock appreciation rights (“SARs”) will be counted against the 2011 Plan share limit as one share for every one share subject to the award. Any shares of stock that are subject to awards other than options or SARs shall be counted against the 2011 Plan share limit as 1.69 shares for every one share subject to the award. The number of shares subject to any SARs awarded under the 2011 Plan will be counted against the aggregate number of shares available for issuance under the 2011 Plan regardless of the number of shares actually issued to settle the SAR upon exercise.

Eligibility

Awards may be made to employees, officers or directors of the Company or any of our affiliates, or a consultant or adviser (in each case who is a natural person) then providing services to the Company or any of our affiliates.

Amendment or Termination of the 2011 Plan

 The Board may terminate, suspend or amend the 2011 Plan at any time and for any reason as to any shares as to which awards have not been made. The 2011 Plan will terminate in any event ten years after the effective date of the 2011 Plan, which will be May 6, 2021 if the 2011 Plan is adopted at the Annual Meeting. Amendments will be submitted for stockholder approval to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. In addition, no amendment may be made to the no-repricing provisions described below without the approval of the Company’s stockholders. No amendment, suspension, or termination of the 2011 Plan shall impair rights or obligations under any outstanding award made under the 2011 Plan without consent of any affected grantee.

No-Repricing

Except in connection with certain corporate transactions, no amendment or modification may be made to an outstanding stock option or SAR, including by replacement with or substitution of another award type, that would be treated as a repricing under applicable stock exchange rules or would replace stock options or SARs with cash, in each case without the approval of the stockholders (although appropriate adjustments may be made to outstanding stock options and SARs to achieve compliance with applicable law, including the Internal Revenue Code).

Options

The 2011 Plan permits the granting of stock options intended to qualify as incentive stock options under the Internal Revenue Code and also stock options that do not qualify as incentive stock options.

The exercise price of each stock option may not be less than 100% of the fair market value of our common stock on the date of grant date. The fair market value is generally determined as the closing price of the common stock on the grant date or other determination date. In the case of certain 10% stockholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the common stock on the date of grant. An exception to these requirements is made for options that the Company grants in substitution for options held by employees of companies that the Company acquires. In such a case the exercise price would be adjusted to preserve the economic value of the employee’s stock option from the former employer.

The term of each stock option is fixed by the compensation committee and may not exceed 10 years from the date of grant (five years if the optionee is a 10% stockholder and the option is intended to be an incentive stock option). The compensation committee determines at what times each option may be exercised and any period after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The exercisability of options may be accelerated by the compensation committee.

In general, an optionee may pay the exercise price of an option by cash or cash equivalents, or, if the option agreement so provides, by tendering shares of our common stock with a fair market value equal to the option exercise price, by means of a broker-assisted cashless exercise or any combination. An award agreement may provide for other methods as well.

Other Awards

Under the 2011 Plan, the following types of awards may also be made:

SARs. A SAR is an award that gives the holder the right to receive, upon exercise thereof, the excess of (a) the fair market value of one share of our common stock on the date of exercise over (b) the SAR exercise price on the grant date. The SAR exercise price must be at least equal to the fair market value of a share of our common stock on the date of grant, as determined in accordance with the 2011 Plan.

Restricted Stock. Restricted stock is an award of shares of our common stock, which may be granted for no consideration (other than the par value of the shares which is deemed paid by services). At the time a grant of restricted stock is made, the compensation committee may establish time or performance vesting applicable to such restricted stock. There is a minimum three-year vesting requirement for time-vested restricted stock awards and deferred stock unit awards and one-year minimum vesting requirement for performance-vesting restricted stock awards and deferred stock unit awards, with up to ten percent of shares reserved under the plan exempted from the foregoing minimum requirements. Unless the compensation committee provides otherwise in the award agreement, holders of restricted stock will have the right to vote such stock and the right to receive any dividends. The compensation committee may provide that any dividends paid on restricted stock must be reinvested in common stock.

Unrestricted Stock. An award of unrestricted stock is an award of shares of our common stock free of restrictions. The compensation committee may grant an award of shares of unrestricted stock or sell at par value or such other higher purchase price determined by the compensation committee. Unrestricted stock awards may be granted or sold for services and other valid consideration, or in lieu of or in addition to any cash compensation due to the grantee.

Deferred Stock Units. A stock unit is a bookkeeping entry that represents the equivalent of one share of Company common stock. The same terms and restrictions as may be set forth by the compensation committee with respect to shares of restricted stock apply to deferred stock units. However, holders of deferred stock units will have no rights as stockholders or any other rights (other than those of a general creditor of the Company). The compensation committee may provide that the holder of deferred stock units will be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding common stock, a cash payment for each stock unit held equal to the per-share dividend paid on our common stock. The compensation committee may also provide in the award agreement that such cash payment will be deemed reinvested in additional deferred stock units at a price per unit equal to the fair market value of a share of Company common stock on the date that such dividend is paid.

Dividend Equivalent Rights. A dividend equivalent right is an award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of our common stock specified in the dividend equivalent right (or other award to which it relates) if such shares had been issued to and held by the recipient. The terms and conditions of dividend equivalent rights will be specified in the grant.

Performance-Based Awards. These awards are awards of options, SARs, restricted stock, deferred stock units, performance shares or other equity-based awards that are made subject to the achievement of performance goals over a performance period specified by the compensation committee and comply with applicable law. Subject to the terms of the 2011 Plan, the compensation committee may pay earned shares or units in cash or in shares of our common stock (or in a combination of cash and shares of our common stock) equal to the value of the earned common stock or units at the close of the applicable performance period or as soon as practicable thereafter.

Recoupment

Award agreements for awards granted pursuant to the 2011 Plan may be subject to mandatory repayment by the recipient to the Company of any gain realized by the recipient to the extent the recipient is in violation of or in conflict with certain agreements with the Company (including but not limited to an employment or non-competition agreement) or upon termination for Cause as defined in the 2011 Plan, applicable award agreement, or any other agreement between the Company or an affiliate and the recipient. Reimbursement or forfeiture also applies if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws or if an award was earned or vested based on achievement of pre-established performance goals that are later determined, as a result of the accounting restatement, not to have been achieved.

Effect of Certain Corporate Transactions; Adjustments for Stock Dividends and Similar Events

Certain change of control transactions, such as a sale of the Company, may cause awards to vest, unless the awards are continued or substituted for in connection with the change of control transaction. The compensation committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the 2011 Plan, including the individual limitations on awards, to reflect stock splits and other similar events.

Performance Criteria approved by Stockholders and Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code limits publicly-held companies such as the Company to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees, but performance-based compensation is excluded from this limitation. The compensation committee may grant stock options and stock appreciation rights that qualify as performance-based for purposes of satisfying the conditions of Section 162(m). Covered employees include the chief executive officer and the three highest compensated executive officers (other than the chief financial officer) determined at the end of each year. To qualify as performance-based, among other things the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals.

In addition, the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders of the Company in a separate vote before payment is made. The 2011 Plan therefore requires that the performance goals upon which the payment of a performance-based award to a covered employee that is intended to qualify as performance-based compensation are limited to the performance measures list below, which would be approved by stockholders as part of the 2011 Plan.

The approved performance measures would consist of the following: (a) total stockholder return; (b) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; (c) net income; (d) pretax earnings; (e) earnings before interest expense, taxes, depreciation and amortization, or other identified expenses, including stock-based compensation expenses; (f) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (g) operating margin; (h) earnings per share; (i) return on equity; (j) return on capital; (k) return on investment; (l) operating earnings; (m) working capital; (n) ratio of debt to stockholders’ equity; (o) revenue; (p) demonstrated sound financial, budgeting and operational practices; (q) changes to processes, systems, technology and reporting models, (r) student academic performance; (s) improvements to student services; (t) student satisfaction surveys or measures; (u) quality measures, including ranking of the Company by third parties; (v) acquisitions or new program developments; (w) improvements to academic rigor, faculty qualifications and curriculum development; (x) performance with respect to regulatory requirements, including compliance with those promulgated by the Department of Education; (y) regulatory approvals to operate in new states; (z) maintenance of regional accreditation; and (aa) maintaining or obtaining specialized accreditations.

None of the foregoing, either at all or for particular periods, will be applied or interpreted to provide any commission, bonus, or other incentive payment based directly or indirectly upon success in securing enrollments or financial aid to any person or entity engaged in any student recruiting or admission activities or in making decisions regarding the awarding of Title IV program funds, except as permitted by law.

Any performance measure(s) may be used to measure (i) the performance of the Company, a subsidiary, and/or an affiliate as a whole, (ii) the Company, any subsidiary, and/or any other affiliate or any combination, or (iii) any business unit of the Company, subsidiary, and/or affiliate or any combination thereof, as the compensation committee may deem appropriate. The Company may also use any of the above performance measures as compared to the performance of a group of comparator companies, or published or special index that the compensation committee, deems appropriate. The Company may also select performance measure (h) above as compared to various stock market indices. The compensation committee also has the authority to provide for accelerated vesting of any award based on the achievement of performance goals pursuant to the performance measures specified above.

On October 29, 2010, the U.S. Department of Education (“Department of Education”) published new rules effective July 1, 2011 implementing a provision of Title IV (“Title IV”) of the Higher Education Act ("HEA") that an institution participating in federal student financial aid programs may not provide any commission, bonus, or other incentive payment based directly or indirectly on success in securing enrollments or financial aid to any person or entity engaged in any student recruiting or admission activities or in making decisions regarding awarding of Title IV program funds. The HEA exempts recruitment of foreign students residing in foreign countries who are not eligible for Title IV assistance. The compensation committee intends to administer the 2011 Plan in accordance with the HEA and its implementing regulations, and accordingly intends not to use any of the performance measures described above in awards to individuals engaged in any student recruiting or admissions activities or in making decisions regarding awarding of Title IV program funds, except as permitted by law.

Limitations on Grants

The 2011 Plan sets limitations on certain types of awards for purposes of being able to comply with Section 162(m) of the Internal Revenue Code.  The limitations under the 2011 Plan are the same limitations as those that existed under the 2007 Plan and do not reflect any current plans of the compensation committee to make awards of any particular size.  The maximum number of shares of Company common stock subject to awards under the 2011 Plan that can be granted to any person is 275,000 per calendar year. The maximum amount that may be paid as a performance-based cash-settled award in a calendar year to any person is $2,000,000 and the maximum amount that may be paid as performance-based cash-settled awards in respect of a performance period greater than 12 months by any person shall be $3,000,000. The preceding limitations are subject to adjustment for stock dividends and similar events as provided in the 2011 Plan.

Federal Income Tax Consequences

Non-Qualified Options

      The grant of an option will not be a taxable event for the grantee or the Company. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Company common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of Company common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

      If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time the grantee recognizes ordinary income.

      A grantee who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of Company common stock will be the fair market value of the shares of Company common stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.

      In the event a grantee transfers a non-qualified stock option to his or her ex-spouse incident to the grantee’s divorce, neither the grantee nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares of Company common stock at the time of exercise. Any distribution to the ex-spouse as a result of the exercise of the option will be subject to employment and income tax withholding at this time.

Incentive Stock Options

      The grant of an option will not be a taxable event for the grantee or for the Company. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of the Company common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of Company common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

      For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.

      If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the Company common stock in an amount generally equal to the excess of the fair market value of the Company common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

SARs

       There are no immediate tax consequences of receiving an award of SARs that is settled in Company common stock under the 2011 Plan. Upon exercising a SAR that is settled in Company common stock, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Company common stock on the date of exercise. The Company does not currently intend to grant cash-settled SARs. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Restricted Stock

       A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of Common Stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the Company common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the Company common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the Company common stock is subject to restrictions will be subject to withholding taxes. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Unrestricted Stock

      Participants who are awarded unrestricted Company common stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares of Company common Stock on the date of the award, reduced by the amount, if any, paid for such shares. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Deferred Stock Units

      There are no immediate tax consequences of receiving an award of deferred stock units under the 2011 Plan. A grantee who is awarded deferred stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Dividend Equivalent Rights

      Participants who receive dividend equivalent rights will be required to recognize ordinary income in an amount distributed to the grantee pursuant to the award. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Performance-Based Awards

      The award of a performance-based award will have no federal income tax consequences for us or for the grantee. The payment of the award is taxable to a grantee as ordinary income. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Section 280G

      To the extent payments which are contingent on a change in control are determined to exceed certain Code limitations, they may be subject to a 20% nondeductible excise tax and the Company's deduction with respect to the associated compensation expense may be disallowed in whole or in part.

Section 409A

      The Company intends for awards granted under the 2011 Plan to comply with Section 409A of the Code. To the extent a grantee would be subject to the additional 20% excise tax imposed on certain nonqualified deferred compensation plans as a result of a provision of an award under the 2011 Plan, the provision will be deemed amended to the minimum extent necessary to avoid application of the 20% excise tax.

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADOPTION OF THE 2011 OMNIBUS INCENTIVE PLAN.

Equity Compensation Plan Information

The following table summarizes the Company’s equity compensation plan information as of December 31, 2010. All equity compensation plans have been approved by Company stockholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by Company stockholders	714,079	$8.65	408,675
Equity compensation plans not approved by Company stockholders	0	0	0
Total	714,079	$8.65	408,675

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee has ever been an executive officer or employee of ours. None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

PROPOSAL NO. 3 — ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, which was enacted in July 2010, we are seeking stockholder input on the compensation of our named executive officers as disclosed in this proxy statement. The Board and the compensation committee actively monitor our executive compensation practices in light of the industry in which we operate and the marketplace for talent in which we compete. We believe that the supply of qualified executive talent is limited and have designed our compensation programs to help us attract and retain qualified candidates by offering compensation that is competitive within the for-profit education industry and the broader market for executive talent.

As described in the Compensation Discussion and Analysis beginning on page 15 of this proxy statement, our executive compensation program is designed to provide competitive levels of compensation that are based on performance metrics, reflect the level of capability and effort required to achieve our corporate goals, encourage continuous quality improvement, and can be easily understood. By paying for performance, we believe that we align the interests of our executive officers with those of our stockholders. We also believes that an effective executive compensation program assists us in attracting and retaining qualified executives who will grow the Company’s financial performance and drive the continued creation of stockholder value.

To achieve these objectives, we adhere to the following principles:

●	compensation should be directly related to achievement of our corporate goals as measured through individual management objectives and through earnings results compared to budget;

●	components of compensation should be linked to quality improvements in the satisfaction and success of our students as measured by our Student Satisfaction Quotient;

●	incentives should be simple and straightforward to maximize understanding of compensation and achievement of performance goals;

●	an emphasis on equity-based compensation aligns the long-term interests of executive officers and stockholders; and

●	NEO’s compensation must be evaluated against opportunities offered by companies that are similar to, and competitive with, us in the market for executive talent.

Our executive compensation program also includes features specifically intended to align the interests of our NEOs and our stockholders, such as:

●	the use of restricted stock and stock option awards, the value of which is contingent on our long-term performance; and

●	time-based vesting provisions, which allow our stock option and restricted stock awards to vest in one-third equal installments on the first three anniversaries of the grant date.

We believe our executive compensation program achieves our compensation principles, properly aligns the interests of our NEOs and our stockholders and is deserving of stockholder support. Stockholders should consider the following when determining whether to approve the compensation of our NEOS as presented in this proxy statement:

●
overall 2010 direct cash compensation (base salary plus annual incentive payments plus the 2010 one-time discretionary bonus) was down 12% to 21% from 2009. The annual incentive compensation payments and discretionary bonus paid in 2010 to our NEOs represented a reduction of approximately 42% to 51% as compared with the incentive compensation payments made in 2009.

●	our executive officers are subject to stock ownership guidelines.

●	our executive officers receive limited perquisites.

•
our equity awards have been granted with three-year minimum vesting periods, and our equity plans prohibit repricing or replacement of outstanding option awards, and require options be granted with exercise prices at fair market value on the date of grant.

For these reasons, the Board recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the American Public Education, Inc. named executive officers, as disclosed in the Company’s proxy statement for the 2011 Annual Meeting pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and any other related disclosure, is hereby APPROVED”

The vote is advisory and is not binding on the Company, the Board or the compensation committee of the Board. However, the compensation committee of the Board expects to take into account the outcome of the vote as it continues to consider our executive compensation program.

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 4 — ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON THE COMPENSATION OF OUR EXECUTIVE OFFICERS.

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, which was enacted in July 2010, we are seeking stockholder input on how often we will hold advisory votes on the compensation of our named executive officers. These future votes will be similar to Proposal 3 in this Proxy Statement, in which stockholders are asked to approve the compensation of our named executive officers. We are required to hold such votes at least once every three years. Accordingly, stockholders may indicate their preference to hold future non-binding executive compensation votes every one, two, or three years. You may also abstain from voting.

The Board recommends that stockholders vote in favor of holding future non-binding executive compensation votes once every year. Because this vote is advisory and non-binding, the Board may determine how frequently we will hold future advisory named executive officer compensation votes. However, the Board of Directors will consider the outcome of this vote in making its determination and may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on the compensation of our named executive officers more or less frequently than the frequency receiving the most votes cast by our stockholders.

The Board believes that holding an advisory executive compensation vote every year will allow for stockholder concerns to be voiced regularly and considered by the compensation committee as it undertakes its yearly compensation determinations. As a result, an annual vote will allow the compensation committee to continue to be responsive to stockholder concerns about the compensation of our named executive officers.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF THE OPTION OF HOLDING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY YEAR.

PROPOSAL NO. 5 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We are asking our stockholders to ratify the audit committee’s selection of McGladrey & Pullen, LLP (“McGladrey & Pullen”) as our independent registered public accounting firm for the fiscal year ending December 31, 2011. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of McGladrey & Pullen to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the audit committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the audit committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of American Public Education and our stockholders.

The Board first approved McGladrey & Pullen as our independent auditors in October 2007, and McGladrey & Pullen audited our financial statements for the fiscal years ended December 31, 2010, 2009, 2008 and 2007. Representatives of McGladrey & Pullen are expected to be present at the meeting. They will be given an opportunity to make a statement at the meeting if they desire to do so, and they will be available to respond to appropriate questions.

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF MCGLADREY & PULLEN AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011.

Principal Accountant Fees and Services

We regularly review the services and fees of our independent accountants. These services and fees are also reviewed by the audit committee on an annual basis. The aggregate fees billed for the fiscal years ended December 31, 2010 and 2009 for each of the following categories of services are as follows:

Fee Category	2009	2010

Audit Fees	$456,000	$410,000
Audit−Related Fees	24,000	60,000
Tax Fees	19,435	0
All Other Fees	0	0
Total Fees	$499,435	$470,000

Audit Fees. Consist of fees billed for professional services rendered for the audit of our annual financial statements and services provided in connection with our securities offerings and registration statements.

Audit−Related Fees. Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”

Tax Fees. Consist of fees billed for tax compliance, tax advice and tax planning and includes fees for tax return preparation.

All Other Fees. Consist of fees billed for products and services, other than those described above under Audit Fees, Audit−Related Fees and Tax Fees.

During the fiscal years ended December 31, 2010 and 2009, McGladrey & Pullen has provided various services, in addition to auditing our financial statements. The audit committee has determined that the provision of such services is compatible with maintaining McGladrey & Pullen’s independence. In 2010 and 2009, all fees paid to McGladrey & Pullen were pre−approved pursuant to the policy described below.

Audit Committee’s Pre−Approval Policies and Procedures

The audit committee reviews with McGladrey & Pullen and management the plan and scope of McGladrey & Pullen’s proposed annual financial audit and quarterly reviews, including the procedures to be utilized and McGladrey & Pullen’s compensation. The audit committee also pre−approves all auditing services, internal control related services and permitted non−audit services (including the fees and terms thereof) to be performed for us by McGladrey & Pullen, subject to the de minimus exception for non−audit services that are approved by the audit committee prior to the completion of an audit. The audit committee may delegate pre−approval authority to one or more members of the audit committee consistent with applicable law and listing standards, provided that the decisions of such audit committee member or members must be presented to the full audit committee at its next scheduled meeting.

Audit Committee Report

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER FILING BY US UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT WE SPECIFICALLY INCORPORATE THIS REPORT.

During 2010, the Audit Committee of the Board of Directors of American Public Education, Inc. consisted of Ms. Halle, who serves as the chairperson, Mr. Fowler, Mr. Landon and Mr. Weglicki. The Audit Committee operates under a written charter adopted by the Board, which is available in the Corporate Governance—Committees section of our corporate website, which is www.americanpubliceducation.com. The Audit Committee reviews the charter and proposes necessary changes to the Board on an annual basis.

During the fiscal year ended December 31, 2010, the Audit Committee fulfilled its duties and responsibilities generally as outlined in its charter. The Audit Committee has:

■	reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2010;

■
discussed with McGladrey & Pullen, LLP (“McGladrey”), our independent auditors for fiscal 2010, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

■
received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors communications with the Audit Committee concerning independence, and has discussed with the independent auditors their independence.

On the basis of the reviews and discussions referenced above, the Audit Committee recommended to the Board that the audited financial statements be included in American Public Education’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE (February 17, 2010)

Jean C. Halle, Chairperson
F. David Fowler
Timothy J. Landon
Timothy T. Weglicki

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and 10% stockholders to file reports of ownership of our equity securities. To our knowledge, based solely on review of the copies of such reports furnished to us related to the year ended December 31, 2010, all such reports were made on a timely basis except the following Section 16 reporting persons failed to timely file such number of Form 4s as indicated: Dr. McCluskey (3), Mr. Wilkins (3), Dr. Boston (2), Mr. Fowler (2), Mr. Everett (1), Dr. van Wyk (1), and Ms. Gilbert (1).

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information as of March 11, 2011 (unless otherwise specified), with respect to the beneficial ownership of our common stock by each person who is known to own beneficially more than 5% of the outstanding shares of common stock, each person currently serving as a director, each nominee for director, each NEO (as set forth in the Summary Compensation Table above), and all directors and executive officers as a group:

	Shares of Common Stock Beneficially Owned(1)

Name of Beneficial Owner		Percentage of Class

5% Stockholders:
T.Rowe Price Associates, Inc. (2)	1,181,344	6.34%
BlackRock, Inc. (3)	1,381,396	7.42%
D.F. Dent and Company, Inc. (4)	1,102,043	5.92%
Directors and Named Executive Officers
Dr. Wallace E. Boston, Jr.(5)	456,223	2.43%
Jean C. Halle	35,074	0.19%
Barbara Fast	2,105	0.01%
Timothy Weglicki (6)	21,878	0.12%
J. Christopher Everett	40,156	0.22%
Timothy Landon	4,182	0.02%
F. David Fowler	36,822	0.20%
Harry T. Wilkins(7)	366,957	1.94%
Dr. Sharon van Wyk	17,567	0.09%
Carol S. Gilbert	60,198	0.32%
Dr. Frank B. McCluskey	40,777	0.22%
All of our directors and executive officers as a group (13 persons)	1,115,251	5.82%

*	Represents beneficial ownership of less than 1%.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of March 11, 2011 are deemed outstanding for purposes of computing the percentage ownership of the person holding such options, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except where indicated otherwise, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)
Based solely on a Schedule 13G filed by T. Rowe Price Associates, Inc. (“T. Rowe Price Associates”) and T. Rowe Price New Horizons Fund, Inc. (“T. Rowe Price Fund”) on February 10, 2011. The stockholders’ address is 100 E. Pratt Street, Baltimore, MD 21202. T. Rowe Price Associates is deemed to be the beneficial owner of 1,181,344 shares of the Company’s common stock as a result of acting as an investment advisor. T. Rowe Price Fund is deemed to be the beneficial owner of 826,720 shares of the Company’s common stock as a result of acting an investment advisor.

(3)
Based solely on a Schedule 13G filed by BlackRock, Inc. on February 3, 2011. This stockholder’s address is 40 East 52nd Street New York, NY 10022. This stockholder is deemed to be the beneficial owner of 1,381,396 shares of the Company’s common stock as a result of being a parent holding company or control person.

(4)
Based solely on a Schedule 13G filed by D.F. Dent & Company, Inc. on August 16, 2010. This stockholder’s address is 2 E. Read Street, 6th Floor, Baltimore, MD 21202. This stockholder is deemed to be the beneficial owner of 1,102,043 shares of the Company’s common stock as a result of acting as an investment advisor.

(5)
Includes 22,814 shares of common stock held of record by The Boston Family LLC, which is 98% owned by trusts for the benefit of the Dr. Boston’s family members. Dr. Boston is the managing member of The Boston Family LLC and has voting and dispositive power over the shares. Dr. Boston disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein.

(6)
Includes 5,192 shares of common stock held of record by The Timothy T. Weglicki Irrevocable Trust dated March 11, 1999. Mr. Weglicki disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein.

(7)	Includes:

(i)
33,111.5 shares of common stock held of record by Wilkins Asset Management, Inc., in which company Mr. Wilkins has an interest. Mr. Wilkins disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein; and

(ii)	350 shares of common stock held of record by Mr. Wilkins’ son. Mr. Wilkins disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein

GENERAL MATTERS

Availability of Certain Documents

A copy of our 2010 Annual Report on Form 10−K has been posted on the Internet along with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy−soliciting material. We will mail without charge, upon written request, a copy of our 2010 Annual Report on Form 10−K excluding exhibits. Please send a written request to our Corporate Secretary at:

American Public Education, Inc.
111 W. Congress Street
Charles Town, West Virginia 25414
Attention: Corporate Secretary

The charters for our audit, compensation and nominating and corporate governance committees, as well as our Guidelines and our Code of Ethics, are in the Committees section of our corporate website, which is located at www.americanpubliceducation.com, and are also available in print without charge by writing to the address above.

Stockholders residing in the same household who hold their stock through a bank or broker may receive only one set of proxy materials in accordance with a notice sent earlier by their bank or broker. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household.

If you hold your shares in “street name” and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.

Stockholder Proposals and Nominations

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. To be considered for inclusion in next year’s proxy statement, stockholder proposals must be received by our Corporate Secretary at our principal executive offices no later than the close of business on November 23, 2011.

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Our bylaws provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Corporate Secretary at American Public Education, Inc., 111 W. Congress Street, Charles Town, West Virginia 25414, Attn: Corporate Secretary. To be timely for the 2012 annual meeting, the stockholder’s notice must be delivered to or mailed and received by us not more than 120 days, and not less than 90 days, before the anniversary date of the preceding annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or 60 days after such anniversary date, we must receive the notice not later than the close of business on the tenth day following the day on which we provide notice or public disclosure of the date of the meeting. Such notice must provide the information required by our bylaws with respect to each matter the stockholder proposes to bring before the 2012 annual meeting.

Other Matters

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

Directions to Annual Meeting

Directions to the 2011 Annual Meeting of Stockholders, to be held at the Hyatt at The Bellevue, 200 South Broad Street, Philadelphia, Pennsylvania 19102 are set forth below:

From Points North via I-95 South—Follow I-95 South to Central Philadelphia and take Exit 22 to 676 West.  Follow 676 West for approximately one mile to the Broad Street exit.  This will automatically put you onto 15th Street, heading South. Go ten lights to Locust Street and turn left. Go one block to Broad Street, turn left and proceed immediately into the center lane.  Make a left for the parking facility or to the entrance to the hotel.

From Philadelphia Airport and Points South via I–95—Follow I-95 North to Exit 17, Broad Street/Route 611. Travel 2.5 miles north on Broad Street, and the hotel will be on your left-hand side, between Locust and Walnut Streets.  Enter the center lane to make a left for the parking facility or to the entrance to the hotel.

By Order of the Board of Directors

Dr. Wallace E. Boston, Jr.
President and Chief Executive Officer

EXHIBIT A

AMERICAN PUBLIC EDUCATION, INC. 2011 OMNIBUS INCENTIVE PLAN

American Public Education, Inc., a Delaware corporation (the “Company”), sets forth herein the terms of its 2011 Omnibus Incentive Plan, (the “Plan”), as follows:

1.	PURPOSE

The Plan is intended to (a) provide eligible persons with an incentive to contribute to the success of the Company and to operate and manage the Company’s business in a manner that will provide for the Company’s long-term growth and profitability to benefit its shareholders and other important stakeholders, including its employees and customers, and (b) provide a means of obtaining, rewarding and retaining key personnel.  To this end, the Plan provides for the grant of awards of stock options, stock appreciation rights, restricted stock, deferred stock units, unrestricted stock, dividend equivalent rights, performance shares and other performance-based awards, other equity-based awards and cash bonus awards.  Any of these awards may, but need not, be made as performance incentives to reward the holders of such awards for the achievement of performance goals in accordance with the terms of the Plan.  Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

2.	DEFINITIONS

For purposes of interpreting the Plan documents (including the Plan and Award Agreements), the following definitions shall apply:

2.1           “Affiliate” means any company or other entity that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including any Subsidiary.  For purposes of grants of Options or Stock Appreciation Rights, an entity may not be considered an Affiliate unless the Company holds a “controlling interest” in such entity within the meaning of Treasury Regulation Section 1.414(c)-2(b)(2)(i), provided that (a) except as specified in clause (b) below, an interest of “at least 50 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i) and (b) where the grant of Options or Stock Appreciation Rights is based upon a legitimate business criterion, an interest of “at least 20 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i).

2.2           “Applicable Laws” means the legal requirements relating to the Plan and the Awards under (a) applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders of any jurisdiction applicable to Awards granted to residents therein and (b) the rules of any Stock Exchange on which the Stock is listed.

2.3           “Award” means a grant under the Plan of an Option, a Stock Appreciation Right, Restricted Stock, a Deferred Stock Unit, Unrestricted Stock, a Dividend Equivalent Right, a Performance Share or other Performance-Based Award, an Other Equity-Based Award, or cash.

2.4           “Award Agreement” means the agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.5           “Award Stock” shall have the meaning set forth in Section 17.3(a)(ii).

2.6           “Benefit Arrangement” shall have the meaning set forth in Section 15.

2.7           “Board” means the Board of Directors of the Company.

2.8           “Cause” means, with respect to any Grantee, as determined by the Committee and unless otherwise provided in an applicable agreement between such Grantee and the Company or an Affiliate, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate.

2.9           “Corporate Transaction” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity owning 50% or more of the combined voting power of all classes of stock of the Company.

2.10           “Code” means the Internal Revenue Code of 1986, as amended, as now in effect or as hereafter amended, and any successor thereto.

2.11           “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.1.2 and Section 3.1.3 (or, if no Committee has been so designated, the Board).

2.12           “Company” means American Public Education, Inc., a Delaware corporation.

2.13           “Covered Employee” means a Grantee who is a “covered employee” within the meaning of Code Section 162(m)(3).

2.14           “Deferred Stock Unit” means a bookkeeping entry representing the equivalent of one (1) share of Stock awarded to a Grantee pursuant to Section 10 that (a) is not subject to vesting or (b) is subject to time-based vesting, but not to performance-based vesting.  A Deferred Stock Unit may also be referred to as a restricted stock unit.

2.15            “Determination Date” means the Grant Date or such other date as of which the Fair Market Value of a share of Stock is required to be established for purposes of the Plan.

2.16           “Disability” means, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.17           “Dividend Equivalent Right” means a right, granted to a Grantee pursuant to Section 13, to receive cash, Stock, other Awards or other property equal in value to dividends or other periodic payments paid or made with respect to a specified number of shares of Stock.

2.18           “Employee” means, as of any date of determination, an employee (including an officer) of the Company or an Affiliate.

2.19           “Effective Date” means [________], 2011, the date on which the Plan was approved by the Company’s shareholders.

2.20           “Exchange Act” means the Securities Exchange Act of 1934, as amended, as now in effect or as hereafter amended.

2.21           “Fair Market Value” means the fair market value of a share of Stock for purposes of the Plan, which shall be determined as of any Determination Date as follows:

(a)         If on such Determination Date the shares of Stock are listed on a Stock Exchange, or are publicly traded on another established securities market (a “Securities Market”), the Fair Market Value of a share of Stock shall be the closing price of the Stock as reported on such Stock Exchange or such Securities Market (provided that, if there is more than one such Stock Exchange or Securities Market, the Committee shall designate the appropriate Stock Exchange or Securities Market for purposes of the Fair Market Value determination).  If there is no such reported closing price on such Determination Date, the Fair Market Value of a share of Stock shall be the closing price of the Stock on the next preceding day on which any sale of Stock shall have been reported on such Stock Exchange or such Securities Market.

(b)         If on such Determination Date the shares of Stock are not listed on a Stock Exchange or publicly traded on a Securities Market, the Fair Market Value of a share of Stock shall be the value of the Stock as determined by the Committee by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.

Notwithstanding this Section 2.21 or Section 18.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to Section 18.3, for any shares of Stock subject to an Award that are sold by or on behalf of a Grantee on the same date on which such shares may first be sold pursuant to the terms of the related Award Agreement, the Fair Market Value of such shares shall be the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date).

2.22           “Family Member” means, with respect to any Grantee as of any date of determination, (a) a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of such Grantee, (b) any person sharing such Grantee’s household (other than a tenant or employee), (c) a trust in which any one or more of the persons specified in clauses (a) and (b) above (and such Grantee) own more than fifty percent (50%) of the beneficial interest, (d) a foundation in which any one or more of the persons specified in clauses (a) and (b) above (and such Grantee) control the management of assets, and (e) any other entity in which one or more of the persons specified in clauses (a) and (b) above (and such Grantee) own more than fifty percent (50%) of the voting interests.

2.23           “Grant Date” means, as determined by the Committee, (a) the date as of which the Committee completes the corporate action constituting the Award or (b) such date subsequent to the date specified in clause (a) above as may be specified by the Committee.

2.24           “Grantee” means a person who receives or holds an Award under the Plan.

2.25           “Incentive Stock Option” means an “incentive stock option” within the meaning of Code Section 422, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.26           “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.27           “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.28           “Option Price” means the exercise price for each share of Stock subject to an Option.

2.29           “Other Agreement” shall have the meaning set forth in Section 15.

2.30           “Outside Director” means a member of the Board who is not an Employee.

2.31           “Other Equity-Based Award” means an Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, other than an Option, a Stock Appreciation Right, Restricted Stock, a Deferred Stock Unit, Unrestricted Stock, a Dividend Equivalent Right or a Performance Share.

2.32           “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for “qualified performance-based compensation” paid to Covered Employees.  Notwithstanding the foregoing, nothing in the Plan shall be construed to mean that an Award which does not satisfy the requirements for “qualified performance-based compensation” within the meaning of and pursuant to Code Section 162(m) does not constitute performance-based compensation for other purposes, including the purposes of Code Section 409A.

2.33           “Performance-Based Award” means an Award of Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock Units, Performance Shares or Other Equity-Based Awards made subject to the achievement of performance goals (as provided in Section 14) over a Performance Period specified by the Committee.

2.34           “Performance Measures” means measures as specified in Section 14 on which the performance goals under Performance-Based Awards are based and which are approved by the Company’s shareholders pursuant to, and to the extent required by, the Plan in order to qualify such Performance-Based Awards as Performance-Based Compensation.

2.35           “Performance Period” means the period of time during which the performance goals under Performance-Based Awards must be met in order to determine the degree of payout and/or vesting with respect to any such Performance-Based Awards.

2.36           “Performance Shares” means a Performance-Based Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, made subject to the achievement of performance goals (as provided in Section 14) over a Performance Period of up to ten (10) years.

2.37           “Plan” means this American Public Education, Inc. 2011 Omnibus Incentive Plan, as amended from time to time.

2.38           “Prior Plans” means the American Public Education, Inc. 2002 Stock Incentive Plan, as amended and the American Public Education, Inc. 2007 Omnibus Incentive Plan.

2.39           “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act, or any successor provision.

2.40           “Restricted Period” shall have the meaning set forth in Section 10.2.

2.41           “Restricted Stock” means shares of Stock awarded to a Grantee pursuant to Section 10.

2.42           “SAR Price” shall have the meaning set forth in Section 9.1.

2.43           “Securities Act” means the Securities Act of 1933, as amended, as now in effect or as hereafter amended.

2.44           “Service” means service of a Grantee as a Service Provider to the Company or any Affiliate.  Unless otherwise provided in the applicable Award Agreement, a Grantee’s change in position or duties with the Company or any Affiliate shall not result in interrupted or terminated Service, so long as the Grantee continues to be a Service Provider to the Company or any Affiliate. If the Service Provider’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, a termination of Service shall be deemed to have occurred when the entity ceases to be an Affiliate unless the Service Provider transfers his or her employment or other service relationship to the Company or its remaining Affiliates.  Any determination by the Committee whether a termination of Service shall have occurred for purposes of the Plan shall be final, binding and conclusive.

2.45           “Service Provider” means, as of any date of determination, an Employee, officer, or director of the Company or any Affiliate, or a consultant (who is a natural person) or adviser (who is a natural person) to the Company or any Affiliate who provides services to the Company or any Affiliate.

2.46           “Stock” means the common stock, par value $0.01 per share, of the Company, or any security which shares of Stock may be changed into or for which shares of Stock may be exchanged as provided in Section 17.1.

2.47           “Stock Appreciation Right” or “SAR” means a right granted to a Grantee pursuant to Section 9.

2.48           “Stock Exchange” means the NASDAQ Stock Market or another established national or regional stock exchange.

2.49           “Subsidiary” means any corporation (other than the Company) or non-corporate entity with respect to which the Company owns, directly or indirectly, fifty percent (50%) or more of the total combined voting power of all classes of stock, membership interests or other ownership interests of any class or kind ordinarily having the power to vote for the directors, managers or other voting members of the governing body of such corporation or non-corporate entity.  In addition, any other entity may be designated by the Committee as a Subsidiary, provided that (a) such entity could be considered as a subsidiary according to generally accepted accounting principles in the United States of America, and (b) in the case of an Award of Options or Stock Appreciation Rights, such Award would be considered to be granted in respect of “service recipient stock” under Code Section 409A.

2.50           “Substitute Award” means an Award granted upon assumption of, or in substitution for, outstanding awards previously granted under a compensatory plan by a business entity acquired or to be acquired by the Company or an Affiliate or with which the Company or an Affiliate has combined or will combine.

2.51           “Ten Percent Shareholder” means a natural person who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding voting securities of the Company, the Company’s parent (if any) or any of the Company’s Subsidiaries.  In determining stock ownership, the attribution rules of Code Section 424(d) shall be applied.

2.52           “Unrestricted Stock” shall have the meaning set forth in Section 11.

Unless the context otherwise requires, all references in the Plan to “including” shall mean “including without limitation.”

References in the Plan to any Code Section shall be deemed to include, as applicable, regulations promulgated under such Code Section.

3.	ADMINISTRATION OF THE PLAN

3.1.	Committee.

3.1.1.	Powers and Authorities.

The Committee shall administer the Plan and shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s articles of incorporation and bylaws and Applicable Laws.  Without limiting the generality of the foregoing, the Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan which the Committee deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement.  All such actions and determinations shall be made by (a) the affirmative vote of a majority of the members of the Committee present at a meeting at which a quorum is present, or (b) the unanimous consent of the members of the Committee executed in writing in accordance with the Company’s articles of incorporation and bylaws and Applicable Laws.  Unless otherwise expressly determined by the Board, the Committee shall have the authority to interpret and construe all provisions of the Plan, any Award and any Award Agreement, and any such interpretation or construction, and any other determination contemplated to be made under the Plan or any Award Agreement, by the Committee shall be final, binding and conclusive whether or not expressly provided for in any provision of the Plan, such Award or such Award Agreement.

In the event that the Plan, any Award or any Award Agreement provides for any action to be taken by the Board or any determination to be made by the Board, such action may be taken or such determination may be made by the Committee constituted in accordance with this Section 3.1 if the Board has delegated the power and authority to do so to such Committee.

3.1.2.	Composition of Committee.

The Committee shall be a committee composed of not fewer than two directors of the Company designated by the Board to administer the Plan.  Each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, an “outside director” within the meaning of Code Section 162(m)(4)(C)(i) and, for so long as the Stock is listed on the NASDAQ Stock Market, an “independent director” within the meaning of Nasdaq Rule 4200(a)(15) (or, in each case, any successor term or provision); provided, that any action taken by the Committee shall be valid and effective whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 3.1.2 or otherwise provided in any charter of the Committee.  Without limiting the generality of the foregoing, the Committee may be the Compensation Committee of the Board or a subcommittee thereof if the Compensation Committee of the Board or such subcommittee satisfies the foregoing requirements.

3.1.3.	Other Committees.

The Board also may appoint one or more committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, which may administer the Plan with respect to Grantees who are not “executive officers” as defined in Rule 3b-7 under the Exchange Act or directors of the Company, may grant Awards under the Plan to such Grantees, and may determine all terms of such Awards, subject to the requirements of Rule 16b-3 under the Exchange Act, Code Section 162(m) and, for so long as the Stock is listed on the NASDAQ Stock Exchange, the rules of the NASDAQ Stock Exchange.

3.2.	Board.

The Board from time to time may exercise any or all of the powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 and other applicable provisions of the Plan, as the Board shall determine, consistent with the Company’s articles of incorporation and bylaws and Applicable Laws.

3.3.	Terms of Awards.

3.3.1.	Committee Authority.

Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:

(a)           designate Grantees;

(b)           determine the type or types of Awards to be made to a Grantee;

(c)           determine the number of shares of Stock to be subject to an Award;

(d)           establish the terms and conditions of each Award (including the Option Price of any Option), the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, the treatment of an Award in the event of a Corporate Transaction (subject to applicable agreements), and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options;

(e)           prescribe the form of each Award Agreement evidencing an Award; and

(f)           subject to the limitation on repricing in Section 3.4, amend, modify or supplement the terms of any outstanding Award, which authority shall include the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make Awards or to modify outstanding Awards made to eligible natural persons who are foreign nationals or are natural persons who are employed outside the United States to reflect differences in local law, tax policy, or custom, provided that, notwithstanding the foregoing, no amendment, modification or supplement of the terms of any outstanding Award shall, without the consent of the Grantee thereof, impair the Grantee’s rights under such Award.

The Committee shall have the right, in its discretion, to make Awards in substitution or exchange for any award granted under another compensatory plan of the Company, any Affiliate, or any business entity acquired or to be acquired by the Company or an Affiliate or with which the Company or an Affiliate has combined or will combine.

3.3.2.	Forfeiture; Recoupment.

The Committee may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee with respect to an Award thereunder on account of actions taken by, or failed to be taken by, such Grantee in violation or breach of or in conflict with any (a) employment agreement, (b) non-competition agreement, (c) agreement prohibiting solicitation of Employees or clients of the Company or any Affiliate, (d) confidentiality obligation with respect to the Company or any Affiliate, or (e) other agreement, as and to the extent specified in such Award Agreement.  The Committee may annul an outstanding Award if the Grantee thereof is an Employee and is terminated for Cause as defined in the Plan or the applicable Award Agreement or for “cause” as defined in any other agreement between the Company or such Affiliate and such Grantee, as applicable.

Any Award granted pursuant to the Plan shall be subject to mandatory repayment by the Grantee to the Company to the extent the Grantee is, or in the future becomes, subject to any Company “clawback” or recoupment policy that requires the repayment by such Grantee to the Company of compensation paid to such Grantee by the Company or an Affiliate in the event that such Grantee fails to comply with, or violates, the terms or requirements of such policy.  Such policy may authorize the Company to recover from a Grantee incentive-based compensation (including Options awarded as compensation) awarded to or received by such Grantee during a period of up to three (3) years, as determined by the Committee, preceding the date on which the Company is required to prepare an accounting restatement due to material noncompliance by the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws.

If the Company is required to prepare an accounting restatement due to the material noncompliance by the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, and any Award Agreement so provides, any Grantee of an Award under such Award Agreement who knowingly engaged in such misconduct, was grossly negligent in engaging in such misconduct, knowingly failed to prevent such misconduct or was grossly negligent in failing to prevent such misconduct, shall reimburse the Company the amount of any payment in settlement of such Award earned or accrued during the period of twelve (12) months following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document that contained information affected by such material noncompliance.

Notwithstanding any other provision of the Plan or any provision of any Award Agreement, if the Company is required to prepare an accounting restatement, then Grantees shall forfeit any cash or Stock received in connection with an Award (or an amount equal to the Fair Market Value of such Stock on the date of delivery thereof to the Grantee if the Grantee no longer holds the shares of Stock) if pursuant to the terms of the Award Agreement for such Award, the amount of the Award earned or the vesting in the Award was expressly based on the achievement of pre-established performance goals set forth in the Award Agreement (including earnings, gains, or other performance goals) that are later determined, as a result of the accounting restatement, not to have been achieved.

3.4.	No Repricing.

Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, shares of Stock, other securities or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Stock or other securities or similar transaction), the Company may not, without obtaining stockholder approval: (a) amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or SARs; (b) cancel outstanding Options or SARs in exchange for or substitution of Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs; or (c) cancel outstanding Options or SARs with an exercise price below the current stock price in exchange for or substitution of cash or other securities.

3.5.	Deferral Arrangement.

The Committee may permit or require the deferral of any payment pursuant to any Award into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or Dividend Equivalent Rights and, in connection therewith, provisions for converting such credits into Deferred Stock Units and for restricting deferrals to comply with hardship distribution rules affecting tax-qualified retirement plans subject to Code Section 401(k)(2)(B)(IV), provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs.  Any such deferrals shall be made in a manner that complies with Code Section 409A.

3.6.	No Liability.

No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.7.	Registration; Share Certificates.

Notwithstanding any provision of the Plan to the contrary, the ownership of the shares of Stock issued under the Plan may be evidenced in such a manner as the Committee, in its sole discretion, deems appropriate, including by book-entry or direct registration (including transaction advices) or the issuance of one or more share certificates.

4.	STOCK SUBJECT TO THE PLAN

4.1.	Number of Shares of Stock Available for Awards.

(a)           Subject to such additional shares of Stock as shall be available for issuance under the Plan pursuant to Sections 4.2 and 4.3, and subject to adjustment pursuant to Section 17, the maximum number of shares of Stock available for issuance under the Plan shall be equal to two million (2,000,000) shares, plus the number of shares of Stock subject to awards outstanding under the Prior Plans as of the Effective Date which thereafter terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares.

(b)           The maximum number of shares of Stock available for issuance pursuant to Incentive Stock Options shall be the same as the maximum number of shares available for issuance under the Plan pursuant to Section 4.1(a).

(c)           Shares of Stock to be issued under the Plan shall be authorized but unissued shares, or, to the extent permitted by Applicable Laws, shares of treasury stock or issued shares that have been reacquired by the Company.

4.2.	Adjustments in Authorized Shares of Stock.

In connection with mergers, reorganizations, separations, or other transactions to which Code Section 424(a) applies, the Committee shall have the right to cause the Company to assume awards previously granted under a compensatory plan by another business entity that is a party to such transaction and to substitute Awards under the Plan for such awards.  The number of shares of Stock available for issuance under the Plan pursuant to Section 4.1(a) shall be increased by the number of shares of Stock subject to any such assumed awards and substitute Awards.  Shares available for issuance under a shareholder-approved plan of a business entity that is a party to such transaction (as appropriately adjusted, if necessary, to reflect such transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Stock otherwise available for issuance under the Plan, subject to applicable rules of any Stock Exchange on which the Stock is listed.

4.3.	Share Usage.

(a)           Shares of Stock subject to an Award shall be counted as used as of the Grant Date.

(b)           Any shares of Stock that are subject to Awards shall be counted against the share issuance limit set forth in Section 4.1(a) as one (1) share of Stock for every one (1) share of Stock subject to an Award.  Any shares of Stock that are subject to Awards other than Options or Stock Appreciation Rights, including shares of Stock acquired through dividend reinvestment pursuant to Section 10.4, shall be counted against the limit set forth in Section 4.1(a) as 1.69 shares for every one (1) share granted. With respect to SARs, the number of shares of Stock subject to an award of SARs shall be counted against the aggregate number of shares of Stock available for issuance under the Plan regardless of the number of shares of Stock actually issued to settle such SARs upon exercise.  The target number of shares issuable under a Performance Share grant shall be counted against the share issuance limit set forth in Section 4.1(a) as of the Grant Date, but such number shall be adjusted to equal the actual number of shares issued upon settlement of the Performance Shares to the extent different from such target number of shares.

(c)           Notwithstanding anything to the contrary in Section 4.3(a) or Section 4.3(b), any shares of Stock subject to Awards under the Plan or awards outstanding under the Prior Plans as of the Effective Date which thereafter terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, shall be available again for issuance under the Plan, provided that any shares subject to an award granted under the Prior Plan shall be available for issuance under the Plan in the same amount as such shares were counted against the share limits set forth in the Prior Plan.

(d)           Notwithstanding anything to the contrary in this Section 4, the number of shares of Stock available for issuance under the Plan shall not be increased by the number of shares of Stock (i) tendered or withheld or subject to an Award surrendered in connection with the purchase of shares of Stock upon exercise of an Option as provided in Section 12.2, (ii) deducted or delivered from payment of an Award in connection with the Company’s tax withholding obligations as provided in Section 18.3 or (iii) purchased by the Company with proceeds from Option exercises.

5.	EFFECTIVE DATE; TERM; AMENDMENT AND TERMINATION

5.1.	Effective Date.

The Plan shall be effective as of the Effective Date, subject to approval of the Plan by the Company’s stockholders within one year of the Effective Date.  Upon approval of the Plan by the stockholders of the Company as set forth above, all Awards made under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date.  If the stockholders fail to approve the Plan within one year of the Effective Date, any Awards made hereunder shall be null and void and of no effect.  Following the Effective Date, no awards shall be made under the Prior Plans.

5.2.	Term.

The Plan shall terminate automatically ten (10) years after the Effective Date and may be terminated on any earlier date as provided in Section 5.3.

5.3.	Amendment and Termination.

The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Awards have not been made.  The effectiveness of any amendment to the Plan shall be contingent on approval of such amendment by the Company’s shareholders to the extent provided by the Board or required by Applicable Laws (including the rules of any Stock Exchange on which the Stock is then listed), provided that no amendment shall be made to the no-repricing provisions of Section 3.4 or the Option pricing provisions of Section 8.1 without the approval of the Company’s shareholders.  No amendment, suspension or termination of the Plan shall impair rights or obligations under any Award theretofore made under the Plan without the consent of the Grantee thereof.

6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1.	Eligible Grantees.

Subject to this Section 6, Awards may be made under the Plan to any Service Provider, as the Committee shall determine and designate from time to time.

6.2.	Limitation on Shares of Stock Subject to Awards and Cash Awards.

During any time when the Company has a class of equity securities registered under Section 12 of the Exchange Act:

(a)           the maximum number of shares of Stock subject to Options or SARs that may be granted under the Plan in a calendar year to any person eligible for an Award under Section 6 is 275,000; and

(b)           the maximum number of shares of Stock that may be granted under the Plan, other than pursuant to Options or SARs, in a calendar year to any person eligible for an Award under Section 6 is 275,000 shares.

(c)           the maximum amount that may be paid as a cash-settled Performance-Based Award for a twelve (12) month performance period to any person eligible for an Award shall be $2,000,000 and the maximum amount that may be paid as a cash-settled Performance-Based Award in respect of a performance period greater than twelve (12) months by any person eligible for an Award shall be $3,000,000.

The preceding limitations in this Section 6.2 are subject to adjustment as provided in Section 17.

6.3.	Stand-Alone, Additional, Tandem and Substitute Awards.

Subject to Section 3.4, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, (a) any other Award, (b) any award granted under another plan of the Company, any Affiliate, or any business entity that has been a party to a transaction with the Company or any Affiliate, or (c) any other right of a Grantee to receive payment from the Company or any Affiliate.  Such additional, tandem and substitute or exchange Awards may be granted at any time.  If an Award is granted in substitution or exchange for another Award, or for an award granted under another plan of the Company, any Affiliate, or any business entity that has been a party to a transaction with the Company or any Affiliate, the Committee shall require the surrender of such other Award or award under such other plan in consideration for the grant of such substitute or exchange Award.  In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash payments under other plans of the Company or any Affiliate.  Notwithstanding Section 8.1 and Section 9.1, but subject to Section 3.4, the Option Price of an Option or the grant price of an SAR that is a Substitute Award may be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the original Grant Date; provided that the Option Price or grant price is determined in accordance with the principles of Code Section 424 for any Incentive Stock Option and consistent with Code Section 409A for any other Option or SAR.

7.	AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, which shall be in such form or forms as the Committee shall from time to time determine.  Award Agreements employed under the Plan from time to time or at the same time need not contain similar provisions, but shall be consistent with the terms of the Plan.  Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and, in the absence of such specification, such Options shall be deemed to constitute Non-qualified Stock Options.

8.	TERMS AND CONDITIONS OF OPTIONS

8.1.	Option Price.

The Option Price of each Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option.  Except in the case of Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value of one (1) share of Stock on the Grant Date; provided that in the event that a Grantee is a Ten Percent Shareholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of one (1) share of Stock on the Grant Date.  In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2.	Vesting.

Subject to Sections 8.3 and 17.3, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement, in another agreement with the Grantee or otherwise in writing.

8.3.	Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten (10) years from the Grant Date of such Option, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option; provided, that in the event that the Grantee is a Ten Percent Shareholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five (5) years from its Grant Date. If on the day preceding the date on which a Grantee’s Options would otherwise terminate, the Fair Market Value of shares of stock underlying a Grantee’s Options is greater than the Option Price of such Options, the Company shall, prior to the termination of such Options and without any action being taken on the part of the Grantee, consider such Options to have been exercised by the Grantee.  The Company shall deduct from the shares of Stock deliverable to the Grantee upon such exercise the number of shares of Stock necessary to satisfy payment of the Option Price and all withholding obligations.

8.4.	Termination of Service.

Each Award Agreement with respect to the grant of an Option shall set forth the extent to which the Grantee thereof, if at all, shall have the right to exercise such Option following termination of such Grantee’s Service.  Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5.	Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, after the occurrence of an event referred to in Section 17 which results in the termination of such Option.

8.6.	Method of Exercise.

Subject to the terms of Section 12 and Section 18.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company or its designee or agent of notice of exercise on any business day, at the Company’s principal office or the office of such designee or agent, on the form specified by the Company and in accordance with any additional procedures specified by the Committee.  Such notice shall specify the number of shares of Stock with respect to which such Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares of Stock for which such Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to the exercise of such Option.

8.7.	Rights of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, a Grantee or other person holding or exercising an Option shall have none of the rights of a shareholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such Option, to direct the voting of the shares of Stock subject to such Option, or to receive notice of any meeting of the Company’s shareholders) until the shares of Stock subject thereto are fully paid and issued to such Grantee or other person.  Except as provided in Section 17, no adjustment shall be made for dividends, distributions or other rights with respect to any shares of Stock subject to an Option for which the record date is prior to the date of issuance of such shares of Stock.

8.8.	Delivery of Stock.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price with respect thereto, such Grantee shall be entitled to receive such evidence of such Grantee’s ownership of the shares of Stock subject to such Option as shall be consistent with Section 3.7.

8.9.	Transferability of Options.

Except as provided in Section 8.10, during the lifetime of a Grantee of an Option, only such Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such Option.  Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10.	Family Transfers.

If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member.  For the purpose of this Section 8.10, a transfer “not for value” is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights, or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity.  Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer, and the shares of Stock acquired pursuant to such Option shall be subject to the same restrictions with respect to transfers of shares as would have applied to the Grantee thereof.  Subsequent transfers of transferred Options shall be prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution.  The provisions of Section 8.4 relating to termination of Service shall continue to be applied with respect to the original Grantee of the Option, following which such Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11.	Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (a) if the Grantee of such Option is an Employee of the Company or any corporate Subsidiary, (b) to the extent specifically provided in the related Award Agreement and (c) to the extent that the aggregate Fair Market Value (determined at the time such Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000.  Except to the extent provided in the regulations under Code Section 422, this limitation shall be applied by taking Options into account in the order in which they were granted.

8.12.	Notice of Disqualifying Disposition.

If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances provided in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.

9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1.	Right to Payment and Grant Price.

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (x) the Fair Market Value of one (1) share of Stock on the date of exercise over (y) the per share exercise price of such SAR (the “SAR Price”) as determined by the Committee.  The Award Agreement for a SAR shall specify the SAR Price, which shall be no less than the Fair Market Value of one (1) share of Stock on the Grant Date of such SAR.  SARs may be granted in tandem with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in combination with all or any part of any other Award or without regard to any Option or other Award; provided that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Price that is no less than the Fair Market Value of one (1) share of Stock on the Grant Date of such SAR; and provided further that a Grantee may only exercise either the SAR or the Option with which it is granted in tandem and not both.

9.2.	Other Terms.

The Committee shall determine, on the Grant Date or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future Service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which shares of Stock shall be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be granted in tandem or in combination with any other Award, and any and all other terms and conditions of any SAR.

9.3.	Term.

Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of ten (10) years from the Grant Date of such SAR or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such SAR.  If on the day preceding the date on which a Grantee’s SAR would otherwise terminate, the Fair Market Value of shares of stock underlying a Grantee’s SAR is greater than the SAR Price, the Company shall, prior to the termination of such SAR and without any action being taken on the part of the Grantee, consider such SAR to have been exercised by the Grantee.

9.4.	Transferability of SARS.

Except as provided in Section 9.5, during the lifetime of a Grantee of a SAR, only the Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such SAR.  Except as provided in Section 9.5, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.5.	Family Transfers.

If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of a SAR to any Family Member.  For the purpose of this Section 9.5, a transfer “not for value” is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights or (c) unless Applicable Laws do not permit such transfers, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity.  Following a transfer under this Section 9.5, any such SAR shall continue to be subject to the same terms and conditions as were in effect immediately prior to such transfer, and shares of Stock acquired pursuant to a SAR shall be subject to the same restrictions on transfers of shares as would have applied to the Grantee or such SAR.  Subsequent transfers of transferred SARs shall be prohibited except to Family Members of the original Grantee in accordance with this Section 9.5 or by will or the laws of descent and distribution.

10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND DEFERRED STOCK UNITS

10.1.	Grant of Restricted Stock or Deferred Stock Units.

Awards of Restricted Stock and Deferred Stock Units may be made for consideration or for no consideration, other than the par value of the shares of Stock, which shall be deemed paid by past Service or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service to the Company or an Affiliate.

10.2.	Restrictions.

At the time a grant of Restricted Stock or Deferred Stock Units is made, the Committee may, in its sole discretion, (a) establish a period of time (a “Restricted Period”) applicable to such Restricted Stock or Deferred Stock Units and (b) prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual performance goals, which may be applicable to all or any portion of such Restricted Stock or Deferred Stock Units as provided in Section 14.  Notwithstanding the foregoing, Awards of Restricted Stock and Deferred Stock Units that vest solely by the passage of time shall not vest in full in less than three (3) years from the Grant Date (but may vest pro-rata during such period on a daily, monthly, annual or other basis), and Restricted Stock and Deferred Stock Units that vest upon achievement of performance goals shall not vest in full in less than one (1) year from the Grant Date; provided, that (i) up to ten percent (10%) of the maximum number of shares of Stock available for issuance under the Plan may be granted pursuant to the Plan without being subject to the foregoing restrictions, and (ii) any dividends or Dividend Equivalent Rights, or other distributions, issued in connection with any Award granted at any time under the Plan shall not be subject to or counted for either such restrictions or such ten percent (10%) share issuance limit.  The foregoing ten percent (10%) share issuance limit shall be subject to adjustment consistent with the adjustment provisions of Section 17.2 and the share usage rules of Section 4.3.  Awards of Restricted Stock and Deferred Stock Units may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Awards.

10.3.	Registration; Restricted Share Certificates.

Pursuant to Section 3.7, to the extent that ownership of Restricted Stock is evidenced by a book-entry registration or direct registration (including transaction advices), such registration shall be notated to evidence the restrictions imposed on such Award of Restricted Stock under the Plan and the applicable Award Agreement.  Subject to Section 3.7 and the immediately following sentence, the Company may issue, in the name of each Grantee to whom Restricted Stock has been granted, share certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date of such Restricted Stock.  The Committee may provide in an Award Agreement that either (a) the Secretary of the Company shall hold such certificates for such Grantee’s benefit until such time as such shares of Restricted Stock are forfeited to the Company or the restrictions applicable thereto lapse and such Grantee shall deliver a stock power to the Company with respect to each certificate, or (b) such certificates shall be delivered to such Grantee, provided that such certificates shall bear legends that comply with applicable securities laws and regulations and make appropriate reference to the restrictions imposed on such Award of Restricted Stock under the Plan and such Award Agreement.

10.4.	Rights of Holders of Restricted Stock.

Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such shares of Restricted Stock and the right to receive any dividends declared or paid with respect to such shares of Restricted Stock.  The Committee may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions as the vesting conditions and restrictions applicable to such Restricted Stock.  All stock distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of stock, or other similar transaction shall be subject to the vesting conditions and restrictions applicable to such Restricted Stock.

10.5.	Rights of Holders of Deferred Stock Units.

10.5.1.	Voting and Dividend Rights.

Holders of Deferred Stock Units shall have no rights as shareholders of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such Deferred Stock Units, to direct the voting of the shares of Stock subject to such Deferred Stock Units, or to receive notice of any meeting of the Company’s shareholders).  The Committee may provide in an Award Agreement evidencing a grant of Deferred Stock Units that the holder of such Deferred Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding shares of Stock, a cash payment for each such Deferred Stock Unit which is equal to the per-share dividend paid on such shares of Stock.  Such Award Agreement also may provide that such cash payment shall be deemed reinvested in additional Deferred Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such cash dividend is paid.  Notwithstanding the foregoing, if a grantor trust is established in connection with the Awards of Deferred Stock Units and shares of Stock are held in the grantor trust for purposes of satisfying the Company’s obligation to deliver shares of Stock in connection with such Deferred Stock Units, the Award Agreement for such Deferred Stock Units may provide that such cash payment shall be deemed reinvested in additional Deferred Stock Units at a price per unit equal to the actual price paid for each share of Stock by the trustee of the grantor trust upon such trustee’s reinvestment of the cash dividend received.

10.5.2.	Creditor’s Rights.

A holder of Deferred Stock Units shall have no rights other than those of a general unsecured creditor of the Company.  Deferred Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6.	Termination of Service.

Unless the Committee otherwise provides in an Award Agreement, in another agreement with the Grantee or otherwise in writing after such Award Agreement is entered into, but prior to termination of Grantee’s Service, upon the termination of such Grantee’s Service, any Restricted Stock or Deferred Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited.  Upon forfeiture of such Restricted Stock or Deferred Stock Units, the Grantee thereof shall have no further rights with respect thereto, including any right to vote such Restricted Stock or any right to receive dividends with respect to such Restricted Stock or Deferred Stock Units. If the Committee accelerates vesting of Restricted Stock or Deferred Stock Units, except (a) in the case of a Grantee’s death or disability, (b) acceleration required by binding commitments or agreements entered into by the Company prior to the Effective Date or (c) as specified in Section 17.3, the shares of Stock subject to such Restricted Stock or Deferred Stock Units shall be deducted from the ten percent (10%) share issuance limit set forth in Section 10.2.

10.7.	Purchase of Restricted Stock and Shares of Stock Subject to Deferred Stock Units.

The Grantee shall be required, to the extent required by Applicable Laws, to purchase the Restricted Stock or shares of Stock subject to vested Deferred Stock Units from the Company at a Purchase Price equal to the greater of (x) the aggregate par value of the shares of Stock represented by such Restricted Stock or Deferred Stock Units or (y) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock or Deferred Stock Units.  The Purchase Price shall be payable in a form provided in Section 12 or, in the sole discretion of the Committee, in consideration for past or future Services rendered to the Company or an Affiliate.

10.8.	Delivery of Shares of Stock.

Upon the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to Restricted Stock or Deferred Stock Units settled in shares of Stock shall lapse, and, unless otherwise provided in the applicable Award Agreement, a book-entry or direct registration (including transaction advices) or a share certificate evidencing ownership of such shares of Stock shall, consistent with Section 3.7, be issued, free of all such restrictions, to the Grantee thereof or such Grantee’s beneficiary or estate, as the case may be.  Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Deferred Stock Unit once the shares of Stock represented by such Deferred Stock Unit have been delivered in accordance with this Section 10.8.

11.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS AND OTHER EQUITY-BASED AWARDS

11.1.	Unrestricted Stock Awards.

The Committee may, in its sole discretion, grant (or sell at the par value of a share of Stock or such other higher purchase price determined by the Committee) an Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan, subject to the ten percent (10%) share issuance limit set forth in Section 10.2.  Unrestricted Stock Awards may be granted or sold to any Grantee as provided in the immediately preceding sentence in respect of past or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service to the Company or an Affiliate or other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

11.2.	Other Equity-Based Awards.

The Committee may, in its sole discretion, grant Awards in the form of Other Equity-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan.  Awards granted pursuant to this Section 11.2 may be granted with vesting, value and/or payment contingent upon the achievement of one or more performance goals.  The Committee shall determine the terms and conditions of Other Equity-Based Awards at the Grant Date or thereafter. Unless the Committee otherwise provides in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, upon the termination of a Grantee’s Service, any Other Equity-Based Awards held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited.  Upon forfeiture of any Other Equity-Based Award, the Grantee thereof shall have no further rights with respect to such Other Equity-Based Award.

12.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

12.1.	General Rule.

Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

12.2.	Surrender of Shares of Stock.

To the extent that the applicable Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender or attestation to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which such Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

12.3.	Cashless Exercise.

To the extent permitted by Applicable Laws and to the extent the Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the proceeds of such sale to the Company in payment of such Option Price and any withholding taxes described in Section 18.3, or, with the consent of the Company, by issuing the number of shares of Stock equal in value to the difference between such Option Price and the Fair Market Value of the shares of Stock subject to the portion of such Option being exercised.

12.4.	Other Forms of Payment.

To the extent the Award Agreement so provides and/or unless otherwise specified in an Award Agreement, payment of the Option Price for shares of Stock purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with Applicable Laws, including (a) Service to the Company or an Affiliate and (b) net exercise.

13.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

13.1.	Dividend Equivalent Rights.

A Dividend Equivalent Right is an Award entitling the recipient thereof to receive credits based on cash distributions that would have been paid on the shares of Stock specified in such Dividend Equivalent Right (or other Award to which such Dividend Equivalent Right relates) if such shares of Stock had been issued to and held by the recipient of such Dividend Equivalent Right as of the record date.  A Dividend Equivalent Right may be granted hereunder to any Grantee, provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs.  The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement therefor.  Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently (with or without being subject to forfeiture or a repayment obligation) or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional Dividend Equivalent Rights (with or without being subject to forfeiture or a repayment obligation).  Any such reinvestment shall be at the Fair Market Value thereof on the date of such reinvestment.  Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or in multiple installments, all as determined in the sole discretion of the Committee.  A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.  A Dividend Equivalent Right granted as a component of another Award also may contain terms and conditions which are different from the terms and conditions of such other Award, provided that cash or shares of Stock credited pursuant to a Dividend Equivalent Right granted as a component of another Award which vests or is earned based upon the achievement of performance goals shall not vest unless such performance goals for such underlying Award are achieved.

13.2.	Termination of Service.

Unless the Committee otherwise provides in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the Grantee’s termination of Service for any reason.

14.	TERMS AND CONDITIONS OF PERFORMANCE-BASED AWARDS

14.1.	Grant of Performance-Based Awards.

Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance-Based Awards to a Plan participant in such amounts and upon such terms as the Committee shall determine.

14.2.	Value of Performance-Based Awards.

Each grant of a Performance-Based Award shall have an initial value or target number of shares of Stock that is established by the Committee at the time of grant.  The Committee shall set performance goals in its discretion which, depending on the extent to which they are achieved, shall determine the value and/or number of shares subject to a Performance-Based Award that will be paid out to the Grantee thereof.

14.3.	Earning of Performance-Based Awards.

Subject to the terms of the Plan, after the applicable Performance Period has ended, the Grantee of Performance-Based Awards shall be entitled to receive a payout on the value or number of the Performance-Based Awards earned by such Grantee over such Performance Period.

14.4.	Form and Timing of Payment of Performance-Based Awards.

Payment of earned Performance-Based Awards shall be as determined by the Committee and as evidenced in the applicable Award Agreement.  Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance-Based Awards in the form of cash or shares of Stock (or a combination thereof) equal to the value of the earned Performance-Based Awards and shall pay the Awards that have been earned at the close of the applicable Performance Period, or as soon as reasonably practicable after the Committee has determined that the performance goal or goals have been achieved; provided that, unless specifically provided in the Award Agreement for such Awards, such payment shall occur no later than the 15th day of the third month following the end of the calendar year in which such Performance Period ends.  Any shares of Stock paid out under such Awards may be granted subject to any restrictions deemed appropriate by the Committee.  The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement for the Awards.

14.5.	Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Performance-Based Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee.  The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions.  If and to the extent required under Code Section 162(m), any power or authority relating to an Award intended to qualify under Code Section 162(m) shall be exercised by the Committee and not by the Board.

14.6.	Performance-Based Awards Granted to Designated Covered Employees.

If and to the extent that the Committee determines that a Performance-Based Award to be granted to a Grantee should constitute “qualified performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.6.

14.6.1.	Performance Goals Generally.

The performance goals for Performance-Based Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each such criteria, as specified by the Committee consistent with this Section 14.6.  Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.”  The Committee may determine that such Awards shall be granted, exercised and/or settled upon achievement of any single performance goal or that two (2) or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Awards.  Performance goals may differ for Awards granted to any one Grantee or to different Grantees.

14.6.2.	Timing For Establishing Performance Goals.

Performance goals for any Performance-Based Award shall be established not later than the earlier of (a) 90 days after the beginning of any Performance Period applicable to such Award, and (b) the date on which twenty-five percent (25%) of any Performance Period applicable to such Award has expired, or at such other date as may be required or permitted for compensation payable to a Covered Employee to constitute Performance-Based Compensation.

14.6.3.	Settlement of Awards; Other Terms.

Settlement of Performance-Based Awards shall be in cash, shares of Stock, other Awards or other property, as determined in the sole discretion of the Committee.  The Committee may, in its sole discretion, reduce the amount of a settlement otherwise to be made in connection with such Awards.  The Committee shall specify the circumstances in which such Performance-Based Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a Performance Period or settlement of such Awards.

14.6.4.	Performance Measures.

The performance goals upon which the payment or vesting of a Performance-Based Award to a Covered Employee that is intended to qualify as Performance-Based Compensation may be conditioned shall be limited to the following Performance Measures, with or without adjustment:

(a)           total stockholder return;
(b)           such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index;
(c)           net income;
(d)           pretax earnings;
(e)           earnings before interest expense, taxes, depreciation and amortization, or other identified expenses, including stock-based compensation expenses;
(f)            pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items;
(g)           operating margin;
(h)           earnings per share;
(i)            return on equity;
(j)            return on capital;
(k)           return on investment;
(l)            operating earnings;
(m)          working capital;
(n)           ratio of debt to stockholders’ equity;
(o)           revenue;
(p)           demonstrated sound financial, budgeting and operational practices;
(q)           changes to processes, systems, technology and reporting models;
(r)            student academic performance;
(s)            improvements to student services;
(t)            student satisfaction surveys or measures;
(u)           quality measures, including ranking of the Company by third parties;
(v)           acquisitions or new program developments;
(w)           improvements to academic rigor, faculty qualifications and curriculum development;
(x)            performance with respect to regulatory requirements, including compliance with those promulgated by the Department of Education;
(y)           regulatory approvals to operate in new states;
(z)            maintenance of regional accreditation; and
(aa)          maintaining or obtaining specialized accreditations.

Performance under any of the foregoing Performance Measures (a) may be used to measure the performance of (i) the Company and its Subsidiaries and other Affiliates as a whole, (ii) the Company, any Subsidiary, and/or any other Affiliate or any combination thereof, or (iii) any one or more business units of the Company, any Subsidiary, and/or any other Affiliate, as the Committee, in its sole discretion, deems appropriate and (b) may be compared to the performance of one or more other companies or one or more published or special indices designated or approved by the Committee for such comparison, as the Committee, in its sole discretion, deems appropriate.  In addition, the Committee, in its sole discretion, may select performance under Performance Measure clause (h) above for comparison to performance under one or more stock market indices designated or approved by the Committee.  The Committee also shall have the authority to provide for accelerated vesting of any Performance-Based Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section 14.

14.6.5.	Evaluation of Performance.

The Committee may provide in any Performance-Based Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) any reorganization or restructuring programs; (e) extraordinary nonrecurring items; (f) acquisitions or divestitures; (g) foreign exchange gains and losses; and (h) changes in governmental rules or regulations applicable to the Company and its operations or rules and regulations of regulatory or accrediting bodies or agencies.  To the extent such inclusions or exclusions affect Awards to Covered Employees that are intended to qualify as Performance-Based Compensation, such inclusions or exclusions shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

14.6.6.	Adjustment of Performance-Based Compensation.

The Committee shall have the sole discretion to adjust Awards that are intended to qualify as Performance-Based Compensation, either on a formula or discretionary basis, or on any combination thereof, as the Committee determines consistent with the requirements of Code Section 162(m) for deductibility.

14.6.7.	Committee Discretion.

In the event that Applicable Laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval, provided that the exercise of such discretion shall not be inconsistent with the requirements of Code Section 162(m).  In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 14.6.4.

14.7.	Status of Awards Under Code Section 162(m).

It is the intent of the Company that Awards under Section 14.6 granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and the regulations promulgated thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m).  Accordingly, the terms of Section 14.6, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m).  If any provision of the Plan or any agreement relating to any such Award does not comply or is inconsistent with the requirements of Code Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

15.	PARACHUTE LIMITATIONS

If any Grantee is a “disqualified individual,” as defined in Code Section 280G(c), then, notwithstanding any other provision of the Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by such Grantee with the Company or an Affiliate, except an agreement, contract, or understanding that expressly addresses Code Section 280G or Code Section 4999 (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), any right of the Grantee to any exercise, vesting, payment or benefit under the Plan shall be reduced or eliminated:

(a)           to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any exercise, vesting, payment, or benefit to the Grantee under the Plan to be considered a “parachute payment” within the meaning of Code Section 280G(b)(2) as then in effect (a “Parachute Payment”); and

(b)           if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under the Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment.

The Company shall accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Performance-Based Awards, then by reducing or eliminating any accelerated vesting of Options or SARs, then by reducing or eliminating any accelerated vesting of Restricted Stock or Deferred Stock Units, then by reducing or eliminating any other remaining Parachute Payments.

16.	REQUIREMENTS OF LAW

16.1.	General.

The Company shall not be required to offer, sell or issue any shares of Stock under any Award, whether pursuant to the exercise of an Option or SAR or otherwise, if the offer, sale or issuance of such shares of Stock would constitute a violation by the Grantee, the Company or an Affiliate, or any other person, of any provision of Applicable Laws, including any federal or state securities laws or regulations.  If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares of Stock subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the offering, issuance, sale or purchase of shares of Stock in connection with any Award, no shares of Stock may be offered, issued or sold to the Grantee or any other person under such Award, whether pursuant to the exercise of an Option or SAR or otherwise, unless such listing, registration or qualification shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of such Award.  Without limiting the generality of the foregoing, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock subject to such Award, the Company shall not be required to offer, sell or issue such shares of Stock unless the Committee shall have received evidence satisfactory to it that the Grantee or any other person exercising such Option or SAR or accepting delivery of such shares may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act.  Any determination in this connection by the Committee shall be final, binding, and conclusive.  The Company may register, but shall in no event be obligated to register, any shares of Stock or other securities issuable pursuant to the Plan pursuant to the Securities Act.  The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock or other securities issuable pursuant to the Plan or any Award to comply with any Applicable Laws.  As to any jurisdiction that expressly imposes the requirement that an Option or SAR that may be settled in shares of Stock shall not be exercisable until the shares of Stock subject to such Option or SAR are registered under the securities laws thereof or are exempt from such registration, the exercise of such Option or SAR under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2.	Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intention of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder that would otherwise be subject to Section 16(b) of the Exchange Act shall qualify for the exemption provided by Rule 16b-3 under the Exchange Act.  To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of such Rule 16b-3, such provision or action shall be deemed inoperative with respect to such Awards to the extent permitted by Applicable Laws and deemed advisable by the Committee, and shall not affect the validity of the Plan.  In the event that such Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify the Plan in any respect necessary or advisable in its judgment to satisfy the requirements of, or to permit the Company to avail itself of the benefits of, the revised exemption or its replacement.

17.	EFFECT OF CHANGES IN CAPITALIZATION

17.1.	Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number of shares or kind of capital stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in shares of Stock effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares of stock for which grants of Options and other Awards may be made under the Plan, including the share limits set forth in Section 6.2, shall be adjusted proportionately and accordingly by the Committee.  In addition, the number and kind of shares of stock for which Awards are outstanding shall be adjusted proportionately and accordingly by the Committee so that the proportionate interest of the Grantee therein immediately following such event shall, to the extent practicable, be the same as immediately before such event.  Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Price payable with respect to shares that are subject to the unexercised portion of such outstanding Options or SARs, as applicable, but shall include a corresponding proportionate adjustment in the per share Option Price or SAR Price, as the case may be.  The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration.  Notwithstanding the foregoing, in the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (including an extraordinary dividend, but excluding a non-extraordinary dividend, declared and paid by the Company) without receipt of consideration by the Company, the Board or the Committee constituted pursuant to Section 3.1.2 shall, in such manner as the Board or the Committee deems appropriate, adjust (a) the number and kind of shares of stock subject to outstanding Awards and/or (b) the aggregate and per share Option Price of outstanding Options and the aggregate and per share SAR Price of outstanding Stock Appreciation Rights as required to reflect such distribution.

17.2.	Reorganization in Which the Company Is the Surviving Entity Which Does not Constitute a Corporate Transaction.

Subject to Section 17.3, if the Company shall be the surviving entity in any reorganization, merger or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the per share Option Price or SAR Price so that the aggregate Option Price or SAR Price thereafter shall be the same as the aggregate Option Price or SAR Price of the shares of Stock remaining subject to the Option or SAR as in effect immediately prior to such reorganization, merger, or consolidation.  Subject to any contrary language in an Award Agreement or in another agreement with the Grantee, or otherwise set forth in writing, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of such reorganization, merger or consolidation.  In the event of any reorganization, merger or consolidation of the Company referred to in this Section 17.2, Performance-Based Awards shall be adjusted (including any adjustment to the Performance Measures applicable to such Awards deemed appropriate by the Committee) solely to preserve the same benefits of the Awards as intended prior to the reorganization, merger or consolidation.

17.3.	Corporate Transaction in which Awards are not Assumed.

Except as otherwise provided in the applicable Award Agreement or in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Corporate Transaction in which outstanding Options, SARs, Restricted Stock, Deferred Stock Units, Dividend Equivalent Rights or Other Equity-Based Awards are not being assumed or continued, the following provisions shall apply to such Award, to the extent not assumed or continued:

(a)           in each case with the exception of Performance-Based Awards, all outstanding Restricted Stock shall be deemed to have vested, all Deferred Stock Units shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, and all Dividend Equivalent Rights shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, immediately prior to the occurrence of such Corporate Transaction, and either of the following two actions shall be taken:

(i)           fifteen (15) days prior to the scheduled consummation of such Corporate Transaction, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen (15) days, or

(ii)           the Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, Deferred Stock Units, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Committee acting in good faith), in the case of Restricted Stock or Deferred Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock pursuant to such Corporate Transaction and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to such Options or SARs (the “Award Stock”) multiplied by the amount, if any, by which (x) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (y) the Option Price or SAR Price applicable to such Award Stock.

(b)           For Performance-Based Awards denominated in Stock, if less than half of the Performance Period has lapsed, such Performance-Based Awards shall be converted into Restricted Stock or Performance Shares assuming target performance has been achieved (or into Unrestricted Stock if no further restrictions apply).  If more than half the Performance Period has lapsed, such Performance-Based Awards shall be converted into Restricted Stock or Performance Shares based on actual performance to date (or into Unrestricted Stock if no further restrictions apply).  If actual performance is not determinable, such Performance-Based Awards shall be converted into Restricted Stock or Performance Shares assuming target performance has been achieved, based on the discretion of the Committee (or into Unrestricted Stock if no further restrictions apply).

(c)           Other Equity-Based Awards shall be governed by the terms of the applicable Award Agreement.

With respect to the Company’s establishment of an exercise window, (A) any exercise of an Option or SAR during the fifteen (15)-day period referred to above shall be conditioned upon the consummation of the applicable Corporate Transaction and shall be effective only immediately before the consummation thereof, and (B) upon consummation of any Corporate Transaction, the Plan and all outstanding but unexercised Options and SARs shall terminate.  The Committee shall send notice of an event that shall result in such a termination to all natural persons and entities who hold Options and SARs not later than the time at which the Company gives notice thereof to its shareholders.

17.4.	Corporate Transaction in which Awards are Assumed.

Except as otherwise provided in the applicable Award Agreement or in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Corporate Transaction in which outstanding Options, SARs, Restricted Stock, Deferred Stock Units, Dividend Equivalent Rights or Other Equity-Based Awards are being assumed or continued, the following provisions shall apply to such Award, to the extent assumed or continued:

The Plan and the Options, SARs, Deferred Stock Units, Restricted Stock and Other Equity-Based Awards granted under the Plan shall continue in the manner and under the terms so provided in the event of any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of such Options, SARs, Deferred Stock Units, Restricted Stock and Other Equity-Based Awards, or for the substitution for such Options, SARs, Deferred Stock Units, Restricted Stock and Other Equity-Based Awards of new common stock options, stock appreciation rights, common stock units, restricted stock and other equity-based awards relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation rights exercise prices.  In the event a Grantee’s Award is assumed, continued or substituted upon the consummation of any Corporate Transaction and his employment is terminated without Cause within one year following the consummation of such Corporate Transaction, the Grantee’s Award will be fully vested and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one-year period immediately following such termination or for such longer period as the Committee shall determine.

17.5.	Adjustments

Adjustments under this Section 17 related to shares of Stock or other securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.  No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.  The Committee shall determine the effect of a Corporate Transaction upon Awards other than Options, SARs, Deferred Stock Units and Restricted Stock, and such effect shall be set forth in the applicable Award Agreement, in another agreement with the Grantee, or otherwise in writing.  The Committee may provide in the applicable Award Agreement at the time of grant, in another agreement with the Grantee, or otherwise in writing at any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those provided in Sections 17.1, 17.2, 17.3 and 17.4.

17.6.	No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets (including all or any part of the business or assets of any Subsidiary or other Affiliate) or engage in any other transaction or activity.

18.	GENERAL PROVISIONS

18.1.	Disclaimer of Rights.

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or Service of the Company or an Affiliate, or to interfere in any way with any contractual or other right or authority of the Company or an Affiliate either to increase or decrease the compensation or other payments to any natural person or entity at any time, or to terminate any employment or other relationship between any natural person or entity and the Company or an Affiliate.  In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, in another agreement with the Grantee, or otherwise in writing, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee thereof, so long as such Grantee continues to provide Service.  The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts provided herein, in the manner and under the conditions prescribed herein.  The Plan and Awards shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2.	Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable.

18.3.	Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to any other Award.  At the time of such vesting, lapse, or exercise, the Grantee shall pay in cash to the Company or an Affiliate, as the case may be, any amount that the Company or such Affiliate may reasonably determine to be necessary to satisfy such withholding obligation; provided that if there is a same-day sale of shares of Stock subject to an Award, the Grantee shall pay such withholding obligation on the day on which such same-day sale is completed.  Subject to the prior approval of the Company or an Affiliate, which may be withheld by the Company or such Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such withholding obligation, in whole or in part, (a) by causing the Company or such Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (b) by delivering to the Company or such Affiliate shares of Stock already owned by the Grantee.  The shares of Stock so withheld or delivered shall have an aggregate Fair Market Value equal to such withholding obligation.  The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or such Affiliate as of the date on which the amount of tax to be withheld is to be determined.  A Grantee who has made an election pursuant to this Section 18.3 may satisfy such Grantee’s withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.  The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, or lapse of restrictions applicable to any Award or payment of shares of Stock pursuant to such Award, as applicable, may not exceed such number of shares of Stock having a Fair Market Value equal to the minimum statutory amount required by the Company or the applicable Affiliate to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions or payment of shares of Stock.  Notwithstanding Section 2.21 or this Section 18.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to this Section 18.3, for any shares of Stock subject to an Award that are sold by or on behalf of a Grantee on the same date on which such shares may first be sold pursuant to the terms of the related Award Agreement, the Fair Market Value of such shares shall be the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date), so long as such Grantee has provided the Company, or its designee or agent, with advance written notice of such sale.

18.4.	Captions.

The use of captions in the Plan or any Award Agreement is for convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5.	Other Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

18.6.	Number and Gender.

With respect to words used in the Plan, the singular form shall include the plural form and the masculine gender shall include the feminine gender, as the context requires.

18.7.	Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.8.	Governing Law.

The validity and construction of the Plan and the instruments evidencing the Awards hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.9.	Section 409A of the Code.

The Company intends to comply with Code Section 409A, or an exemption to Code Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Code Section 409A.  To the extent that the Company determines that a Grantee would be subject to the additional twenty percent (20%) tax imposed on certain nonqualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of any Award granted under the Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax.  The nature of any such amendment shall be determined by the Committee.